Exhibit 10.33

AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS

This Agreement of Purchase and Sale and Escrow Instructions dated as of October 19, 2012 (the “Effective Date”), is between SYNAPTICS INCORPORATED, a Delaware corporation (“Seller”), and ORCHARD PARTNERS, LLC, a California limited liability company (“Buyer”).

ARTICLE 1

PURCHASE AND SALE OF PROPERTY

1.1 Sale. Seller is the owner of the Property described below and herewith agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, the Property. The “Property” consists of all of the following:

(a) Land. All of Seller’s estate, title, right and interest in and to that certain real property, consisting of approximately 2.59 acres of land, located at 3120 Scott Boulevard, Santa Clara, California, and more particularly described in Exhibit A attached hereto (the “Land”).

(b) Appurtenances. The interest of Seller, if any, in all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals and oil, gas and other hydrocarbon substances on and under the Land; development rights; rights of way; sidewalks; and all other appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are collectively referred to as the “Appurtenances”).

(c) Improvements. The interest of Seller in all structures, buildings and other improvements located on the Land, including, without limitation, a building consisting of approximately 76,522 leasable square feet located on the Land, and in all fixtures located therein or used in connection with the operation or occupancy thereof, including the existing heating, ventilating and air conditioning system and the existing diesel generator, but specifically excluding all of Seller’s trade fixtures, equipment and personal property, including, but not limited to, any cubicles, located on the Real Property and used in connection with the conduct of Seller’s business (all of which are collectively referred to as the “Improvements”). The Land, Appurtenances and Improvements are collectively referred to herein as the “Real Property.”

(d) Personal Property. The interest of Seller, if any, in all (i) site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams (excluding any copyright applicable to such architectural renderings and/or plans), if any, which relate to the Real Property and are in Seller’s possession; (ii) licenses and permits which relate to the Real Property and are assignable by Seller to Buyer; and (iii) equipment, tools, machinery, supplies, and other personal property, if any, attached or pertaining to, or otherwise used in connection with the ownership of the Improvements and located within the Real Property, but specifically excluding all of Seller’s trade fixtures, equipment and personal property located on the Real Property and used in connection with the conduct of Seller’s business (the “Personal Property”).

(e) Intangible Property. The interest of Seller, if any, to the extent transferable, in any warranties and guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alteration of the Improvements, warranties on equipment and other goods constituting fixtures in the Improvements, and Seller’s interest, if any, in licenses and permits relating to the use and operation of the Property, but specifically excluding all of Seller’s intangible property used in connection with the conduct of Seller’s business (all of which are collectively referred to as the “Intangible Property”). After the Closing (as defined below), Seller shall have (and in that regard reserves to itself, on a non-exclusive basis) rights and benefits of any such indemnification, hold harmless and defense rights or causes of action assigned to Buyer at Closing hereunder as are necessary in defense of or otherwise in connection with any claims, actions or proceedings against Seller for which indemnity, hold harmless or defense is available thereunder.

1.2 Purchase Price.

(a) The purchase price of the Property is Fourteen Million Two Hundred Thirty-Four Thousand and 00/100 Dollars ($14,234,000.00) (the “Purchase Price”).

(b) The Purchase Price shall be paid as follows:

(i) No later than 3 business days after the date that the last of Seller or Buyer executes this Agreement (the “Execution Date”), Buyer shall deposit into an escrow account (the “Escrow”) established with First American Title Insurance Company, National Commercial Services, 1737 North 1st Street, Suite 500, San Jose, CA 95112 (attention: Linda Tugade, Senior Escrow Officer), Direct: 408.579.8340, Fax: 408.451.7928, Email: ltugade@firstam.com (the “Title Company”) by wire transfer or cashier’s check the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Deposit”). The Deposit shall be placed by Title Company in an interest-bearing account, with interest accruing in the name of Buyer (except as otherwise provided in this Agreement in the event of a breach or default by Buyer) and, if applicable, credited to the Purchase Price upon the Closing (as defined below). The interest accrued on the Deposit, or applicable portion thereof, while in escrow shall be deemed part of the Deposit for purposes of this Agreement. If Buyer fails to timely deposit the Deposit into the Escrow, Seller may immediately terminate this Agreement, without waiving Seller’s other rights.

(ii) Upon the expiration of the Feasibility Period referred to in Section 2.2(b) below (provided Buyer has delivered the Approval Notice (as hereinafter defined)), the Deposit, which shall include the additional deposit described below in Section 1.2(b)(iii), shall become non-refundable to Buyer (except as otherwise expressly provided in this Agreement) and shall be credited against the Purchase Price at the Closing (defined in Section 1.2(b)(iv) below).

(iii) Within 2 business days following expiration of the Feasibility Period (provided Buyer has delivered the Approval Notice), Buyer shall deposit into the Escrow with the Title Company by wire transfer or cashier’s check the additional sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), which additional deposit shall become part of the Deposit. If Buyer fails to timely deposit the additional deposit into the Escrow, Buyer shall be in breach of this Agreement. Notwithstanding anything to the contrary contained herein, if Closing fails to occur for any reason whatsoever, except Buyer’s default, the Deposit shall be returned to Buyer.

(iv) The balance of the Purchase Price (subject to the apportionments and credits provided for in this Agreement) shall be deposited into the Escrow for payment to Seller, all in cash, at the consummation of the purchase and sale transaction contemplated hereunder (the “Closing”). In addition to payment of the balance of the Purchase Price at the Closing, Buyer shall accept title to the Property as of the Closing hereunder in accordance with Section 4.1.

(c) THE PARTIES HERETO AGREE THAT SELLER’S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. THE PARTIES HERETO AGREE THAT THE AMOUNT OF THE DEPOSIT (TO THE EXTENT FUNDED), INCLUDING ANY INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER. BUYER AGREES THAT IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO SUCH DEFAULT OR BREACH BY BUYER OF BUYER’S OBLIGATION TO PURCHASE THE PROPERTY, SELLER, AS ITS SOLE REMEDY (EXCEPT FOR SELLER’S CONTINUING RIGHT TO ENFORCE BUYER’S DUTY TO RESTORE THE REAL PROPERTY AND TO DEFEND AND INDEMNIFY SELLER, AS PROVIDED IN THIS AGREEMENT, WHICH EXPRESSLY SURVIVES THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT), SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT (TO THE EXTENT FUNDED) AS LIQUIDATED DAMAGES PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY, AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER’S SOLE REMEDY AT LAW AND IN EQUITY IN THE EVENT BUYER DEFAULTS OR BREACHES IN ITS OBLIGATION TO PURCHASE THE PROPERTY HEREUNDER. THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY DEFAULT OR BREACH BY BUYER OF ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATION OR RESTORATION OBLIGATION OF BUYER UNDER THIS AGREEMENT THAT SURVIVES THE TERMINATION OF THIS AGREEMENT, OR ANY OTHER OBLIGATION OF BUYER THAT SURVIVES THE TERMINATION OF THIS AGREEMENT. THIS LIQUIDATED DAMAGES PROVISION ALSO SHALL NOT SERVE AS A LIMITATION ON THE AMOUNT OF ATTORNEYS’ FEES THAT SELLER MAY PURSUE OR COLLECT FROM BUYER IN THE EVENT SELLER INCURS ATTORNEYS’ FEES IN ATTEMPTING TO COLLECT OR RETAIN THE LIQUIDATED DAMAGES REFERRED TO HEREIN. BY INITIALING THIS SECTION 1.2(c) BELOW, SELLER AND BUYER AGREE TO THE TERMS OF THIS SECTION 1.2(c).

INITIALS:       SELLER     /s/ JH         INITIALS:       BUYER     /s/ MB

1.3 Independent Contract Consideration. The Deposit being delivered by Buyer includes the amount of One Hundred and 00/100 Dollars ($100.00) as independent consideration (“Independent Contract Consideration”) for Seller’s execution of this Agreement and agreement to sell the Property to Buyer on and subject to the terms and conditions of this Agreement, including, without limitation, the grant to Buyer of the right to conduct its due diligence investigation of the Property and the grant to Buyer of the right to terminate this Agreement (pursuant to Section 2.2(b) below) on or before the expiration of the Feasibility Period in connection with such due diligence investigation. The Independent Contract Consideration is not applicable to the Purchase Price and shall be retained by Seller in the event of the Closing or any termination of this Agreement.

ARTICLE 2

CONDITIONS

2.1 Conditions Precedent to Buyer’s Obligation. Subject to the terms of this Agreement, including approval of the Feasibility Period, Buyer’s obligation to purchase the Property is conditioned upon the following (all of which, other than 2.1(g), 2.1(h), 2.1(i) and 2.1(j) below, Buyer agrees to satisfy during the Feasibility Period, if at all):

(a) Buyer’s review and approval in Buyer’s sole and absolute discretion of a current ALTA (2006) commitment to issue extended coverage title insurance, issued by First American Title Insurance Company (“Title Insurer”) in favor of Buyer in the full amount of the Purchase Price, together with copies of all documents and instruments referenced in the Requirements and Schedule B (Exceptions) section (“Title Commitment”), and a current ALTA-ACSM certified survey of the Real Property (“ALTA Survey”), in sufficient detail to support the issuance of a ALTA (2006) extended coverage owner’s policy of title insurance at Closing. After execution of this Agreement, Buyer shall order the Title Commitment and the ALTA Survey. The ALTA Survey will be obtained by Buyer at Buyer’s sole expense.

(b) Buyer’s review and approval in Buyer’s sole and absolute discretion of the physical condition of the Property, including, without limitation, the structural, electrical, and mechanical condition of the Property and the presence or absence of “Hazardous Materials” (defined below) in or from its soil and groundwater, or anywhere else in or around the Property. For purposes of this Agreement, the term “Hazardous Materials” shall mean any chemical, substance, waste or material which is deemed hazardous, toxic, a pollutant or a contaminant, under any federal, state or local statute, law, ordinance, rule, regulation or judicial or administrative order or decisions, now or hereafter in effect, or which has been shown to have significant adverse effects on human health or the environment. Hazardous Materials shall include, without limitation, substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; in the regulations adopted and publications promulgated pursuant to such laws; and in the Hazardous Materials storage, use or discharge laws, regulations and ordinances of the County of Santa Clara.

(c) Buyer’s review and approval in Buyer’s sole and absolute discretion of all zoning, land use, building, environmental and other statutes, ordinances, laws, rules, or regulations applicable to the Property.

(d) Buyer’s review and approval in Buyer’s sole and absolute discretion of the documents identified on Exhibit B attached hereto and such other documents as Buyer may reasonably request in writing from Seller (which Seller has in Seller’s possession or reasonable control) excluding the Excluded Documents referred to below (the “Documents”). Buyer acknowledges that Seller shall furnish or make available, within two (2) business days after full execution of this Agreement, or has furnished and made available, to Buyer the documents referred to in Exhibit B as a courtesy to Buyer and that Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the documents referred to in Exhibit B or any other documents or reports provided by Seller to Buyer under the terms of this Agreement, except as otherwise set forth herein. Except with respect to the representations and warranties of Seller related to the Documents expressly set forth in this Agreement, Seller shall have no liability to Buyer or any of Buyer’s officers, directors, shareholders, partners, members, managers, affiliates, agents, employees and/or representatives in any manner arising from the use or reliance on the Documents by Buyer or any of Buyer’s officers, directors, shareholders, partners, members, managers, affiliates, agents, employees and/or representatives. Following the Effective Date, Seller shall furnish or make available to Buyer other Documents in Seller’s possession or reasonable control within two (2) business days of Buyer’s reasonable request therefore. Prior to the Closing, Buyer shall maintain as confidential the Documents and any and all material obtained about the Property (“Confidential Information”) and shall not disclose Confidential Information to any uninvolved third party; provided, however, Buyer shall have the right to disclose Confidential Information to involved third parties who require information to assist Buyer in Buyer’s due diligence investigations of the Property, provided that Buyer shall take reasonable steps to require such involved third parties to agree to be bound by the confidentiality provisions in this Section 2.1(d). If the Closing fails to occur for any reason other than Seller’s default, the Documents shall be promptly returned to Seller. Notwithstanding anything to the contrary contained herein, the foregoing covenants made by Buyer to keep confidential such Confidential Information shall expressly not include any disclosure or dissemination of portions of the Confidential Information to the extent legally compelled to do so, otherwise required by law, statute, court order or subpoena, in the public domain or in the possession of Buyer or any involved third party. Anything herein to the contrary notwithstanding, Seller shall not be obligated to provide to Buyer, and Buyer shall have no right to inspect or make copies of, any of the following: any purchase and escrow agreements and correspondence pertaining to Seller’s acquisition of the Property (and Seller shall be entitled to redact the purchase price paid by Seller for the Property from any documents furnished to Buyer); any letters of intent or proposals to purchase or sell the Property submitted to or received from any prospective purchasers of the Property; any appraisals; any financing documents: any economic evaluations of the Property prepared by or for Seller; Seller’s organizational documents and records (provided, however, Seller shall provide such organizational documents and records to the Title Company, if requested); and any internal budgets or financial projections prepared by Seller or its advisors, managers, attorneys, accountants or consultants for Seller or any of its constituent partners or members; or any proprietary, confidential or privileged information (collectively, the “Excluded Documents”).

(e) Buyer’s review and approval in Buyer’s sole and absolute discretion of all Contracts (as defined in Section 6.3(h)) or other agreements related to or affecting the Property, subject to Seller’s obligation relative to such Contracts and other agreements pursuant to Section 9.2.

(f) Buyer’s review and approval in Buyer’s sole and absolute discretion of the economic feasibility of the Property and feasibility of the buildings located on the Land for Buyer’s intended ownership and use.

(g) Seller shall have timely performed in all material respects all of its obligations under this Agreement prior to the Closing, subject to any applicable notice and cure period.

(h) The Title Insurer shall be ready, willing and able to issue to Buyer at the Closing the Title Policy (as defined in Section 4.1 below).

(i) All of Seller’s representations and warranties set forth in Section 6.3 shall be true and correct, in all material respects, as of the Closing, subject to any applicable notice and cure period.

(j) There shall have been no termination of this Agreement pursuant to Article 7.

2.2 Contingency Periods.

(a) Buyer shall have until 5:00 p.m. (Pacific Time) on the date that is 30 days after the Execution Date (such period being referred to herein as the “Title Contingency Period”) to review and approve in Buyer’s sole and absolute discretion the matters described in Section 2.1(a). Seller shall have no obligation to remove or cure any title matters objected to by Buyer, except that Seller agrees to remove, at its sole cost, from the condition of title at the Closing (without the necessity of Buyer delivering any notice disapproving such matters) all mortgages or deeds of trust placed on the Real Property by Seller and all mechanics and materialmen’s liens filed against the Real Property as a result of Seller’s affirmative acts. If, on or before expiration of the Title Contingency Period, Buyer fails to notify Seller in writing of Buyer’s approval described in Section 2.1(a) above, then Buyer shall be deemed to have elected to terminate this Agreement (and Buyer shall confirm such termination to Seller, upon Seller’s request), in which event all rights and obligations of the parties hereunder (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease and Buyer shall be entitled to the prompt return of the Deposit. If, prior to the expiration of the Title Contingency Period, Buyer notifies Seller in writing of Buyer’s approval of the matters described in Section 2.1(a) above, then Buyer shall be deemed to have approved the matters described in Section 2.1(a) and such matters shall no longer be conditions to Buyer’s obligations hereunder.

(b) Buyer shall have until 5:00 p.m. on the date that is 30 days after the Execution Date (such period being referred to herein as the “Feasibility Period”) to review and approve in Buyer’s sole discretion the matters described in Sections 2.1(b)-(f) above. If, prior to the expiration of the Feasibility Period, Buyer does not notify Seller in writing of Buyer’s unconditional approval or waiver of all of the matters described in Sections 2.1(b)-(f) above, then Buyer shall be deemed to have elected to terminate this Agreement, in which event all obligations under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease and Buyer shall be entitled to the prompt return of the Deposit. If, prior to expiration of the Feasibility Period, Buyer notifies Seller in writing of Buyer’s approval or waiver of the matters described in Sections 2.1(b)-(f) above (the “Approval Notice”), then Buyer shall be deemed to have approved the matters described in Sections 2.1(b)-(f) and such matters shall no longer be conditions to Buyer’s obligations hereunder. If Buyer delivers the Approval Notice on or before expiration of the Feasibility Period, in addition to approving or waiving the matters described in Sections 2.1(b) – (f) above, Buyer shall be deemed to have approved or waived the matters described in Section 2.1(a) above.

(c) If any of the conditions set forth in Sections 2.1(g) or (i) above are not satisfied or waived in writing by Buyer on or before the Closing, then, Buyer shall have all of the rights and remedies available to Buyer under Section 11.2 below.

2.3 Seller’s Conditions to Closing. Seller’s obligation to sell the Property and perform its obligations incident to the Closing hereunder is conditioned upon the following:

(a) Buyer shall have performed and complied with all of the material covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth herein for performance of such material covenants and agreements, including payment of the Purchase Price.

(b) All of Buyer’s representations and warranties set forth in Section 6.4 shall be true and correct in all material respects, as of the Closing Date.

If the condition in Section 2.3(a) or in Section 2.3(b) is not satisfied, subject to all applicable notice and cure periods, or waived in writing by Seller, then, at Seller’s election, in its sole discretion, by written notice to Buyer, this Agreement shall terminate. In the event of such termination, Seller shall be entitled to receive and retain the Deposit (to the extent funded) as liquidated damages, pursuant to Section 1.2(c), and all obligations of Seller and Buyer under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease.

ARTICLE 3

RIGHT OF ENTRY

3.1 Buyer’s Independent Investigation.

(a) During the Feasibility Period, Buyer acknowledges that it will investigate to the extent deemed necessary by Buyer, all matters relating to title and governmental regulations affecting the Property, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes. In addition, Buyer and its representatives, agents, consultants and contractors shall have the right to enter the Property, or applicable portion thereof, to inspect it, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, and all other physical and functional aspects of the Property (each, a “Buyer Inspection”) subject to the following terms and conditions:

(i) Buyer shall not be in default of this Agreement, beyond any applicable notice and cure period.

(ii) Buyer shall provide Seller with at least 1 business day’s prior notice of any Buyer Inspection.

(iii) Each Buyer Inspection shall be at Buyer’s sole cost.

(iv) The persons or entities performing the Buyer Inspections shall be properly licensed (to the extent an applicable license is required) and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property (to the extent required) and shall have delivered a copy of such permits to Seller, prior to performing any tests on the Property.

(v) Buyer shall not undertake, or cause to be undertaken, any physical or invasive testing or drilling of the Property without Seller’s prior written approval, which approval Seller may give or withhold in Seller’s sole discretion. If Seller consents in writing to such physical or invasive testing or drilling, then Seller shall be entitled to impose reasonable conditions on such testing or drilling, including, without limitation, the condition that Seller be provided split samples of Buyer’s core samples resulting from such testing or drilling, and the condition that Buyer obtain liability insurance reasonably acceptable to Seller in connection with such testing or drilling.

(vi) Unless otherwise requested by Seller, all the Buyer Inspections shall be during normal business hours. In connection with the exercise of Buyer’s rights under this Section 3.1(a), Buyer shall comply, and cause its agents, employees, contractors, consultants and other representatives to comply, with all reasonable security requirements of Seller with respect to the Improvements, provided Seller has disclosed any such security requirements to Buyer at the time Buyer notifies Seller of any Buyer Inspection.

(vii) Seller shall have the right to have one (1) or more representatives of Seller accompany Buyer and Buyer’s representatives, agents, consultants or contractors while they are on the Property.

(viii) If the Property is damaged by Buyer or any of its agents, employees, affiliates, consultants, contractors, subcontractors or other representatives, or Buyer’s Inspection, then Buyer, at Buyer’s sole cost and expense, shall promptly repair such damage and restore the Property to its condition existing immediately prior to the Buyer Inspections. Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by the Buyer Inspections do not unreasonably interfere with the normal operation of the Property (and Buyer shall take commercially reasonable steps to minimize any such interference) or create any dangerous, unhealthy, unreasonably unsightly or unreasonably noisy conditions on the Property. The repair and restoration obligations of Buyer contained in this Section 3.1 shall survive the termination of this Agreement.

(ix) Buyer shall indemnify, protect and defend (with counsel reasonably acceptable to Seller) and hold harmless Seller and its officers, directors, members, managers, employees, agents, representatives, contractors and affiliates for, from and against any and all claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, costs, liabilities and losses (including mechanics’ liens) and expenses (including, without limitation, reasonable attorneys’ fees) to the extent arising out of any entry by Buyer or any of its agents, employees, representatives, consultants or contractors. The foregoing indemnity and defense obligations do not apply to (a) any loss, liability, cost or expense to the extent arising from or directly related to the negligence or willful misconduct of Seller or any of its agents, employees or contractors, (b) any loss, liability, cost or expense, including, without limitation, any diminution in value of the Property arising from or relating to the mere discovery of any pre-existing condition on the Property by Buyer during its investigation of the Property, or (c) the spread or release of any Hazardous Materials which are merely discovered (but not deposited, released, spilled, exacerbated or discharged) on or under the Property by Buyer or any of its agents, employees, affiliates, contractors, subcontractors, materialmen and other representatives (provided, however, Buyer’s indemnification, defense and hold harmless obligations stated in this subsection 3.1 shall be applicable to claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, costs, liabilities and losses (including mechanics’ liens) and expenses (including, without limitation, reasonable attorneys’ fees) to the extent arising from any Hazardous Materials that are exacerbated by the acts or omissions of Buyer or any of its agents, employees, affiliates, contractors, consultants or other representatives). The obligations of Buyer contained in this Section 3.1 shall survive the Closing or any termination of this Agreement.

(x) Each Buyer Inspection, and the results thereof, shall remain confidential pursuant to the terms of Section 12.3 of this Agreement.

ARTICLE 4

TITLE

4.1 Conditions of Title. At the Closing, Seller shall convey fee title to the Real Property to Buyer by grant deed in the form attached hereto as Exhibit C (the “Deed”) subject to the following exceptions:

(a) The liens of all non-delinquent taxes and assessments, not yet due and payable as of the Closing Date;

(b) Any exceptions disclosed by the Title Commitment delivered to Buyer pursuant to Article 2 above but only to the extent approved or deemed approved by Buyer pursuant to Section 2.2 above (or otherwise approved in writing by Buyer), and Buyer acknowledges that Seller has no obligation to remove any title exception, except as otherwise specifically provided in this Agreement;

(c) Any exceptions which may be caused by the actions of Buyer or any of its agents, employees, affiliates, contractors, subcontractors or consultants;

(d) The standard printed exceptions set forth on an ALTA (2006) extended owner’s policy of title insurance, except any such exception which Title Insurer has committed, in writing, to insure over prior to expiration of the Title Contingency Period; and

(e) Zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property.

All of the foregoing exceptions shall be referred to collectively as the “Conditions of Title.”

4.2 Evidence of Title. Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Insurer to issue or commit to issue, at the Closing, an ALTA (2006) extended coverage owner’s policy of title insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject only to the Conditions of Title and otherwise in form and substance as reflected in the latest version of the Title Commitment issued, including such endorsements as the Title Insurer has committed to provide prior to expiration of the Feasibility Period (the “Title Policy”). Buyer shall obtain, at Buyer’s sole cost and expense, a current or updated ALTA-ACSM survey of the Property sufficient to meet the requirements of the Title Insurer to issue such ALTA extended owner’s policy of title insurance.

ARTICLE 5

BUYER’S WORK PRODUCT

In the event this Agreement terminates for any reason (other than as a result of any uncured breach or default by Seller or by Buyer), then, upon request made by Seller to Buyer in writing and reimbursement by Seller of all costs incurred by Buyer in connection with any third party reports, assessments and studies obtained by Buyer related to the Property, or any portion thereof (the “Third Party Reports”), Buyer shall deliver to Seller, at no charge or cost to Buyer, without representation or warranty of any kind whatsoever, express or implied, as to accuracy or completeness, all Third Party Reports; provided, however, the foregoing shall not include any attorney work product obtained or received by Buyer related to the Property, any third party work product, or any reports, assessments, studies or documents obtained or received by Buyer that are otherwise confidential, privileged or proprietary. Notwithstanding any provision to the contrary, in the event this Agreement terminates as a result of Buyer’s breach or default, in addition to Seller’s other rights and remedies, Buyer shall immediately deliver to Seller all Third Party Reports. The provisions of this Article 5 shall survive the termination of this Agreement.

ARTICLE 6

AS IS SALE; RELEASE OF CLAIMS

6.1 “As Is” Purchase. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS AND DEFECTS” BASIS AS OF THE CLOSING AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY AND IMPROVEMENTS ON THE LAND, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS AFFECTING THE REAL PROPERTY, INCLUDING OF ANY GOVERNMENTAL OR QUASI GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE VACANCY OR OCCUPANCY OF THE PROPERTY, AND (XI) THE ECONOMICS OF THE OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT IT SHALL USE ITS INDEPENDENT JUDGMENT AND MAKE ITS OWN DETERMINATION AS TO THE SCOPE AND BREADTH OF THE DUE DILIGENCE INVESTIGATION WHICH IT SHALL MAKE RELATIVE TO THE PROPERTY.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND THE IMPROVEMENTS THEREON (INCLUDING, WITHOUT LIMITATION, WHETHER THE PROPERTY IS LOCATED IN AN AREA WHICH IS DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY). BUYER UNDERTAKES AND ASSUMES THE RISKS ASSOCIATED WITH ALL MATTERS PERTAINING TO THE PROPERTY’S CONDITION AND LOCATION IN ANY AREA DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY. THE PROVISIONS OF THIS SECTION 6.1 SHALL SURVIVE THE CLOSING HEREUNDER OR TERMINATION OF THIS AGREEMENT.

6.2 Release.

(a) Without limiting the above, as of the Closing hereunder, Buyer waives on behalf of itself and its agents, employees, members, managers, partners, officers, directors, shareholders, affiliates, successors and assigns, any and all right to assert against (or recover from) Seller or its officers, directors, shareholders, employees, agents, members and managers, the affiliates of Seller and the respective members, managers, partners, trustees, shareholders, directors, officers, employees, agents, successors and assigns of each of them (collectively, the “Seller Related Parties”), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, demands, actions, causes of action, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, including without limitation title to the Property, the physical and environmental condition of the Property, and the closure thereof, or any law or regulation applicable thereto (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.)). The preceding to the contrary notwithstanding, the waiver and release described in this Section 6.2 shall not apply to any claims for breach of any covenants, representations or warranties of Seller expressly set forth in this Agreement or in the documents executed at Closing in connection with this Agreement, or any claims arising out of fraud committed by Seller, or third party tort claims, if any, for personal injury or property damage alleged to have occurred during Seller’s period of ownership.

(b) In connection with subsection (a) above, and except with respect to any claims for breach of covenants, representations or warranties of Seller expressly set forth in this Agreement or the documents executed at Closing in connection with this Agreement, or any claims arising out of fraud committed by Seller, or third party tort claims, if any, for personal injury or property damage alleged to have occurred during Seller’s period of ownership, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

To the extent permitted by law, Buyer hereby agrees, acknowledges, represents and warrants that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, actions, costs, losses and expenses and other liabilities which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and the Seller Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, actions, costs, losses and expenses and other liabilities which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder, except as provided in this Section 6.2. For the avoidance of doubt, the release contained in this Section 6.2 does not apply to the Lease.

(c) Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 6.2. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 6.2, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this Section 6.2 are a material part of the Agreement and are accepted by Buyer; provided, however that failure of Buyer to initial this Section 6.2 below shall not invalidate this Section 6.2 nor any other provision of this Agreement.

Buyer’s Initials: /s/ MB

6.3 Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as follows, all of which shall survive the Closing for a period of nine (9) months:

(a) Seller is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement. This Agreement has been duly authorized and executed by Seller and the person(s) signing this Agreement on behalf of Seller, and upon delivery to and execution by Buyer shall be a valid and binding agreement of Seller.

(b) Seller is not bankrupt or insolvent under any applicable federal or state standard, has not filed for protection or relief under any applicable bankruptcy or creditor protection statute, has not made a general assignment for the benefit of creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, and has not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

(c) To the current actual knowledge of Seller, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Seller is a party or by which Seller is bound. No consents or waivers of or by any third party are necessary to permit the consummation by Seller of the purchase and sale transaction contemplated by this Agreement.

(d) To the current actual knowledge of Seller, Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). To the extent of Seller’s actual knowledge, Seller is not: (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (2) a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (3) owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e) Subject to Schedule 6.3(e), there are no leases, tenancies or third party occupancy agreements relating to or affecting the Property, and no party (other than Seller) has any rights to occupy, use or possess the Property.

(f) Seller has not received any written notice of any violation of any law, ordinance, regulation, order or requirement applicable to the Property which has not been cured, and Seller is unaware of any such uncured violation.

(g) There is no litigation, arbitration, governmental action, condemnation, special assessment, or similar proceeding pending and served on Seller, or to Seller’s knowledge, threatened, which relates to the Property.

(h) Subject to Schedule 6.3(h), there are no service, maintenance, management, repair, parking, construction, and other contracts relating to the ownership and operation of the Property (the “Contracts”), and, to Seller’s knowledge, such list of Contracts is true, correct and complete. Seller has not given to, or received from, any other party to a Contract any written notice of default.

(i) Seller is not a “foreign person” as defined in Internal Revenue Code Section 1445 and any related regulations. At Closing, Buyer will have no duty to collect withholding taxes for Seller pursuant to the Foreign Investment in U.S. Real Property Tax Act of 1980, as amended.

(j) None of the Personal Property is subject to an equipment or similar leasing arrangement.

(k) All documents included in the Documents delivered to Buyer by Seller are true, correct and complete originals or true and correct copies thereof.

(l) Subject to Schedule 6.3(l), and to Seller’s knowledge, no Hazardous Materials have been stored, disposed of, generated or discharged on or under the Property, including but not limited to asbestos, heavy metal, petroleum products, solvents, pesticides or herbicides, in violation of any applicable state, federal or local law, statute, rule, regulation or ordinance (collectively, “Environmental Laws”), unless otherwise disclosed in writing to Buyer prior to the end of the Feasibility Period. There are no underground storage tanks currently located on the Property and any underground storage tanks that have been removed from the Property were removed in accordance with all applicable Environmental Laws.

For purposes of Seller’s representations and warranties above, the phrase “to the current actual knowledge of Seller,” shall mean the current actual knowledge of Jim Harrington, Senior Vice-President (“Seller’s Representative”), who is the employee of Seller with the greatest knowledge regarding the Property, as of the date of execution of this Agreement by Seller, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Seller’s Representative. Neither Seller, nor Seller’s Representative, will be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Seller set forth herein, Buyer agrees that Seller’s Representative shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Buyer in connection with such breach of such representation or warranty.

The preceding notwithstanding, Seller shall promptly advise Buyer if Seller acquires any information following the Effective Date which would make any of the representations and warranties of Seller set forth in Section 6.3 above untrue, incomplete, or incorrect. If Seller or Buyer acquires any new information following the Effective Date which would make any of the representations or warranties of Seller contained in Section 6.3 untrue, incomplete or incorrect in any respect, subject to the right of Seller to cure such representation under this Agreement, then Seller shall be in default under this Agreement and Buyer shall have the right to exercise its remedies under Section 11.2 below; provided, however, if the new information causing any representation or warranty to be untrue, incomplete or incorrect is caused by an act(s) or omission(s) of Buyer or any of the agents, employees, officers, directors, affiliates, contractors, consultants or other representatives of Buyer, then Seller shall not be in default under this Agreement. If, prior to the Closing hereunder, Buyer becomes actually aware of any facts that make any of the representations or warranties set forth in Section 6.3 untrue, incomplete, or incorrect, but Buyer nevertheless elects to proceed with the Closing hereunder, then Buyer shall be deemed to have waived its rights based on such untrue, incomplete or incorrect representation or warranty. The provisions of this paragraph shall survive the Closing.

The representations and warranties of Seller set forth in this Section 6.3 shall survive the Closing for a period of nine (9) months, and Seller shall only be liable to Buyer hereunder, if at all, for damages suffered as a result of a breach of representation or warranty made by it herein with respect to which a claim is made by Buyer against such Seller before the end of such 9-month period.

6.4 Buyer’s Representations. Buyer hereby represents and warrants to Seller as follows, all of which shall survive the Closing for a period of nine (9) months:

(a) Buyer is a limited liability company, validly existing and in good standing under the laws of the State of California. Buyer has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement. This Agreement has been duly authorized and executed by Buyer and the person(s) signing this Agreement on behalf of Buyer, and upon delivery to and execution by Seller shall be a valid and binding agreement of Buyer.

(b) Buyer is not bankrupt or insolvent under any applicable federal or state standard, has not filed for protection or relief under any applicable bankruptcy or creditor protection statute, has not made a general assignment for the benefit of creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, and has not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

(c) To the current actual knowledge of Buyer, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Buyer is a party or by which Buyer is bound. No consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transaction contemplated by this Agreement.

(d) To the current actual knowledge of Buyer, Buyer is in compliance with the requirements of the Order referred to in Section 6.3(d) above and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof. To the extent of Buyer’s actual knowledge, Buyer is not: (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists (as defined in Section 6.3(d) above); (2) a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders (as defined in Section 6.3(d) above); or (3) owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

The representations and warranties of Buyer set forth in this Section 6.4 shall survive the Closing for a period of nine (9) months, and Buyer shall only be liable to Seller hereunder, if at all, for actual damages suffered as a result of a breach of representation or warranty made by it herein with respect to which a claim is made by Seller against such Buyer before the end of such 9-month period.

For purposes of Buyer’s representations and warranties above, the phrase “to the current actual knowledge of Buyer,” shall mean Michael J. Biggar (“Buyer’s Representative”), as of the date of execution of this Agreement by Buyer, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Buyer’s Representative. Neither Buyer nor Buyer’s Representative shall be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Buyer set forth herein, Seller agrees that Buyer’s Representative shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Seller in connection with such breach of such representation or warranty.

ARTICLE 7

RISK OF LOSS AND INSURANCE PROCEEDS

7.1 Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property, destruction of any improvements thereon or condemnation of any portion of the Property (each, a “Loss”), provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a Loss, does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) and (b) such Loss is fully insured or covered by Seller’s payment of its deductible, at Seller’s sole election. In such instance, upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of (x) any insurance proceeds or condemnation awards to which Seller is entitled as a result of any such Loss, less Seller’s reasonable third-party costs of pursuing such proceeds or awards, and (y) the amount of the deductible applicable to such damage or destruction under any such insurance policies, less (z) any sums expended by Seller toward the restoration or repair of the Property prior to the Closing Date, with Buyer’s reasonable approval. If the proceeds or awards have not been collected as of the Closing, or the restoration or repairs have not been completed by Seller as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property prior to the Closing Date, with Buyer’s reasonable approval, and Seller shall deliver to Buyer all required proofs of loss, assignment of claims, and other similar items at Closing.

7.2 Major Loss. If (a) the cost to repair any Loss exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), or (b) the Loss is not fully insured or covered by Seller’s payment of its deductible (regardless of the cost to repair), then Buyer may, at its option to be exercised within ten business (10) days of Buyer’s receipt of Seller’s written notice of the occurrence of the Loss, either (i) terminate this Agreement by giving written notice to Seller within such ten (10) business day period, or (ii) consummate the purchase for the full Purchase Price as required by the terms hereof and subject to a credit as set forth below; provided, however, if Buyer fails to give Seller written notice within the above-referenced ten (10) business day period, Buyer shall be deemed to have elected to terminate this Agreement pursuant to subsection (i) above. If Buyer so terminates this Agreement, then the Deposit shall be promptly returned to Buyer and neither party shall have any further rights or obligations hereunder except such obligations as expressly survive the termination of this Agreement. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of (x) all insurance proceeds or condemnation awards to which Seller is entitled as a result of any such Loss under any policy of insurance carried by Seller with respect to such Loss, and (y) the amount of the deductible applicable to such Loss under any such insurance policy/ies, less (z) any sums expended by Seller toward the restoration or repair of the Property as of the Closing Date and reasonably approved by Buyer. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards to which Seller is entitled shall be assigned to Buyer at Closing except to the extent needed to reimburse Seller for sums expended for any repair or restoration of the Property prior to the Closing Date and reasonably approved by Buyer, and Seller shall deliver to Buyer all required proofs of loss, assignment of claims, and other similar items at Closing.

Following the occurrence of any Loss that does not result in a termination of this Agreement as provided in this Article 7, then the Lease shall not be affected thereby and the parties shall have their respective rights under the Lease with respect to such Loss as set forth in the Lease.

ARTICLE 8

BROKERS AND EXPENSES

Seller and Buyer each represents and warrants to the other that it has not dealt with any real estate broker, agent or salesperson in connection with this transaction to whom a commission may be owed other than Kidder Mathews, representing Seller. Kidder Mathews is referred to in this Article 8 as “Brokers.” In the event the Closing occurs hereunder, Seller covenants and agrees to pay Brokers a commission at the Closing pursuant to a separate agreement between Seller and Brokers. Buyer shall indemnify, defend and hold harmless Seller on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder’s fee, including attorneys’ fees and court costs, arising from or brought by any third party (other than Brokers) who has dealt or claims to have dealt with Buyer pertaining to the Property; and Seller shall indemnify, defend and hold harmless Buyer on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder’s fee, including attorneys’ fees and court costs, arising from or brought by any third party (including Brokers) who has dealt or claims to have dealt with Seller pertaining to the Property. The obligations under this Article 8 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

ARTICLE 9

AGREEMENTS AFFECTING THE PROPERTY

9.1 Agreements and Contracts. Following the Effective Date and until the Closing or earlier termination of this Agreement, Seller shall not enter into any lease, contract or other agreement affecting the Property in any respect (unless Seller agrees in writing to be responsible for such contract or agreement, in its capacity as tenant of the Property following the Closing and Buyer shall have no liability or obligation under any such contract or agreement at any time after Closing and such contract or agreement will terminate on or before expiration of the Lease), or modify, terminate (except as provided in this Section 9.1 below), extend or renew any contract or any other agreement affecting the Property (unless in all cases Seller agrees in writing to be responsible for such modified contract, in its capacity as tenant of the Property following the Closing and Buyer shall have no liability or obligation under any such contract or agreement at any time after Closing and such contract or agreement will terminate on or before expiration of the Lease), without first obtaining Buyer’s approval, which approval may not be unreasonably withheld; provided, however, the preceding to the contrary notwithstanding, Seller, at its sole cost and expense, may enter into any new contract(s) or agreement(s), or modify any existing agreements, affecting the Property, or applicable portion thereof, so long as the same are terminated by Seller or expire prior to the Closing hereunder (or for which Seller agrees in writing to be responsible, in its capacity as tenant of the Property following the Closing and Buyer shall have no liability or obligation under any such contract or agreement at any time after Closing and such contract or agreement will terminate on or before expiration of the Lease). If Seller, after obtaining Buyer’s prior written consent, enters into any new contract or agreement, or agrees to modify, extend, renew or terminate any contract or agreement affecting the Property, then Seller will promptly notify Buyer of such action taken by Seller and provide Buyer a copy of such new or modified contract or agreement. Any contract or agreement, or modification, termination, extension or renewal of any contract or agreement, submitted to Buyer for Buyer’s approval shall be deemed not approved by Buyer if not approved in writing within three (3) business days following Buyer’s receipt of such submittal.

9.2 Termination of Existing Contracts. Effective as of the Closing hereunder, Seller shall terminate all Contracts or agreements currently in effect, if any, related to the Property (unless (a) Seller agrees in writing to be responsible for such contract or agreement, in its capacity as tenant of the Property following the Closing and Buyer shall have no liability or obligation under any such Contract or agreement at any time after Closing, or (b) Buyer provides notice to Seller prior to expiration of the Feasibility Period of its intent to assume any such Contracts or agreements at Closing), including the following: landscape maintenance contract, HVAC maintenance contract, pest and rodent control contracts, janitorial service contract, fire monitoring and fire protection contracts, exterior lighting maintenance contract, security contract and any property management agreement. The provisions of this Section 9.2 shall survive the Closing hereunder.

9.3 General Operation of Property. Except as specifically set forth in this Article 9 and subject to the terms and conditions set forth in the Lease, Seller shall operate the Property after the Effective Date in the ordinary course of Seller’s business, and except as necessary in Seller’s sole discretion to address (a) any life or safety issue at the Property, or (b) any requirements of or obligations under any applicable law, Seller will not make any alterations to the Property or remove any fixtures without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole and absolute judgment. Seller shall not be required or obligated under this Agreement to undertake, or cause to be undertaken, any capital improvements or capital repairs with respect to the Property or any portion thereof, except as required in the ordinary course of Seller’s business or under the terms and conditions set forth in the Lease.

9.4 Lease. At the Closing, Buyer, as landlord, and Seller, as tenant, shall enter into the lease attached hereto as Exhibit H (the “Lease”).

ARTICLE 10

CLOSING AND ESCROW

10.1 Escrow Instructions. Seller and Buyer agree to execute such reasonable escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement and to consummate the sale of the Property to Buyer pursuant to the terms and conditions of this Agreement, which escrow instructions may be modified as reasonably requested by Seller or Buyer.

10.2 Closing. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on or before the date that is 30 calendar days after the expiration of the Feasibility Period (the “Closing Date”). Time is of the essence as to the Closing. The Closing Date may be extended only with the prior written approval of both Seller and Buyer (which approval may be given or withheld in the party’s sole discretion).

10.3 Deposit of Documents; Scott Boulevard Sidewalk.

(a) At least one (1) business day prior to the Closing, Seller shall deposit into the Escrow the following items:

(i) the duly executed and acknowledged Deed conveying the Property to Buyer in the form attached hereto as Exhibit C. The Deed shall be recorded in the Official Records of Santa Clara County at the Closing, together with a separate statement regarding documentary transfer tax in the form attached hereto as Exhibit C-1, containing the information requested therein (the “Transfer Tax Statement”), which Transfer Tax Statement shall not be recorded as a public record in the Official Records of Santa Clara County, but shall be filed with the County Recorder of Santa Clara County, California when the Deed is recorded in the Official Records;

(ii) two (2) duly executed counterparts of an Assignment of Warranties, Guaranties and Intangible Property in the form attached hereto as Exhibit D (the “Assignment of Warranties”);

(iii) a duly executed Affidavit in the form attached hereto as Exhibit E (“FIRPTA Affidavit”) in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, certifying that Seller is not a “foreign person” or otherwise subject to federal tax withholding in connection with this transaction;

(iv) a duly executed Withholding Exemption Certificate in the form attached hereto as Exhibit F (“593-C”) in compliance with California law, certifying that Buyer is not required to withhold payment of any portion of the Purchase Price under California law in connection with this transaction;

(v) a duly executed Bill of Sale in the form attached hereto as Exhibit G (“Bill of Sale”);

(vi) two (2) duly executed counterparts of the Lease; and

(vii) two (2) duly executed counterparts of the Escrow Holdback Agreement (as hereinafter defined).

(b) On or before the Closing Date, Buyer shall deposit into the Escrow the following items:

(i) funds necessary to close this transaction, including, without limitation, the balance of the Purchase Price and Buyer’s share of closing costs and prorations, as adjusted in accordance with this Agreement;

(ii) two (2) duly executed counterparts of the Assignment of Warranties;

(iii) two (2) duly executed counterparts of the Lease; and

(iv) two (2) duly executed counterparts of the Escrow Holdback Agreement.

(c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

(d) On the Closing Date, provided Title Company is in receipt of the documents, instruments and funds referred to in Section 10.3(a) and Section 10.3(b) above, Title Company shall consummate the Closing by recording the Deed and disbursing the Purchase Price less Seller’s share of closing costs and prorations to Seller. Promptly following the Closing, Title Company shall deliver to Seller and Buyer a fully executed original of the Assignment of Warranties, the Lease, and the Escrow Holdback Agreement, and Title Company shall deliver to Buyer the original of the Bill of Sale and a copy of the FIRPTA Affidavit and 593-C executed by Seller.

(e) Seller has disclosed to Buyer that the City of Santa Clara (the “City”) may require the installation of a sidewalk along the frontage of Scott Boulevard that abuts the Property (the “Sidewalk”), which is depicted on Schedule 10.3(e) attached hereto. If the City of Santa Clara (by final action of the relevant City council, department or agency) requires the installation of the Sidewalk, Seller agrees to pay for all costs of designing, permitting, and constructing the Sidewalk, which may include, but are not limited to, building a retaining wall and landscaping the affected area, including tree replacement (collectively, the “Sidewalk Expenses”). At Closing, Buyer and Seller shall execute an Escrow Holdback Agreement in the form of Exhibit I attached hereto (the “Escrow Holdback Agreement”), in connection with Seller’s obligation to pay the Sidewalk Expenses. If the City of Santa Clara does not (by final action of the relevant City council, department or agency) require the installation of the Sidewalk on or before the date that is eighteen (18) months after the Closing (and neither Buyer, nor Buyer’s assignee, nor any of their respective affiliates, agents, employees, contractors, representatives, successors or assigns, shall take any action to encourage the City of Santa Clara to require the installation of the Sidewalk), then, in accordance with the terms of the Escrow Holdback Agreement, all funds held pursuant to the Escrow Holdback Agreement shall be immediately paid and disbursed to Seller without demand, and Seller shall have no obligations relative to any Sidewalk.

10.4 Prorations and Closing Costs.

(a) There shall be no proration of any real or personal property taxes, bond installments or assessments, including, without limitation, supplemental taxes, if any, water, sewer or utility charges, or any other expenses normal to the operation and maintenance of the Property at Closing. Seller shall be responsible for the payment of all such taxes and expenses prior to Closing under this Agreement and Seller shall be responsible for the payment of all such taxes and expenses subsequent to Closing under the terms of the Lease. If, prior to the Closing, Seller has commenced any contest or filed any objection with any applicable taxing authority as to real property taxes and assessments attributable to the Real Property for the period prior to the Closing Date, Seller shall have the right to continue such proceeding following the Closing and any refunds attributable to any period prior to the Closing Date shall be paid to and retained by Seller, and Buyer shall have no interest therein. To the extent that Buyer is required by law to participate in any such tax contest, Buyer agrees to reasonably cooperate with Seller in such proceeding at no cost or expense to Buyer.

(b) Seller shall pay all County transfer taxes associated with the conveyance of the Real Property from Seller to Buyer. Seller and Buyer shall split equally all City conveyance taxes to be paid in connection with the conveyance of the Real Property from Seller to Buyer. Seller shall pay the portion of the premium for Buyer’s Title Policy allocable to an ALTA standard owner’s policy of title insurance. Buyer shall pay the cost of Buyer’s endorsements, if any, and the excess cost of the ALTA extended coverage owner’s policy of title insurance. Seller shall pay all reasonable escrow fees incurred in connection with the consummation of the sale of the Property by Seller to Buyer. All other customary closing costs incurred shall be allocated to Buyer and Seller in accordance with the custom in Santa Clara County. Except as provided in Section 12.5 and Section 12.6 below, each party shall pay its own attorneys’ fees incurred in connection with this Agreement and the transaction described herein.

ARTICLE 11

BUYER’S AND SELLER’S DEFAULT

11.1 Buyer’s Default.

(a) Default. Buyer shall be deemed to be in default under this Agreement if Buyer fails, for a reason other than Seller’s default hereunder, to meet, comply with or perform any covenant, agreement or obligation on Buyer’s part required within the time limits and in the manner required in this Agreement, or there shall have occurred a material breach of any representation or warranty made by Buyer; provided, however, no such default shall be deemed to have occurred unless and until Seller has given Buyer written notice thereof, describing the nature of the default (except that Seller shall not be required to give Buyer notice of default, and Buyer shall not be entitled to notice and any cure period, if Buyer fails to deposit the balance of the Purchase Price into the Escrow as required by this Agreement), and Buyer has failed to cure such default within ten (10) days of the receipt of such notice (but in any event on or before the Closing Date).

(b) Liquidated Damages. If Buyer shall be deemed in default under this Agreement at or before the Closing, which default is not timely cured, and Seller does not waive such default, Seller may, as its sole and exclusive remedy at law and in equity: (i) terminate this Agreement by written notice delivered to Buyer, and (ii) in the event of such termination, Seller shall be entitled to receive and retain the Deposit (to the extent funded) made by Buyer hereunder as liquidated damages pursuant to Section 1.2(c) of this Agreement, whereupon the Parties shall have no further rights or obligations under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations). For avoidance of doubt, nothing stated in this Section 11.1(b) or elsewhere in this Agreement limits Buyer’s liability with respect to, or limits or precludes recourse by Seller against Buyer with respect to, any breach or default by Buyer of any of Buyer’s indemnification, defense and/or hold harmless obligations or repair or restoration obligations under this Agreement or limits the amount of attorneys’ fees that Seller may pursue or collect from Buyer in the event Seller incurs attorneys’ fees in attempting to collect or retain the liquidated damages referred to above.

(c) Remedies After Termination or the Closing. If this Agreement has been terminated or the Closing has occurred, then, subject to the provisions of Section 11.1(b) above, Seller shall not be entitled to bring a claim against Buyer unless Buyer has breached a representation or warranty contained in Section 6.4 or Buyer is in default in respect of an obligation of Buyer which this Agreement expressly provides will survive termination or the Closing, as applicable, in which event, if such default is not timely cured, Seller may, as its sole and exclusive remedy, institute and prosecute an action to collect its actual monetary damages, if any.

(d) Exclusive Remedies. The rights and remedies set forth in this Section 11.1 shall constitute Seller’s sole and exclusive remedies at law and in equity under this Agreement in the event of Buyer’s default hereunder. Under no circumstances shall Buyer be liable to Seller for any punitive, special or consequential damages, including, without limitation, lost profits, loss of business or lost income. The prohibition on recovery of consequential damages set forth in the immediately preceding sentence shall not be applicable to any breach or default by Buyer of any of its indemnification, defense or hold harmless obligations set forth in this Agreement.

11.2 Seller’s Default.

(a) Default. Seller shall be deemed to be in default under this Agreement if Seller fails, for a reason other than Buyer’s default hereunder to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in the Agreement, or there shall have occurred a material breach of any representation or warranty made by Seller, provided, however, no such default shall be deemed to have occurred unless and until Buyer has given Seller written notice thereof, describing the nature of the default, and Seller has failed to cure such default within ten (10) days of receipt of such notice (but in any event before the Closing Date).

(b) Remedies Before Closing. If Seller shall be deemed in default under Section 11.2(a) at or before the Closing, and Buyer does not waive such default, Buyer may pursue one of the following remedies, each of which shall be Buyer’s sole and exclusive remedy:

(i) Institute and prosecute an action to compel specific performance of this Agreement against Seller, subject to applicable law, in which case Buyer shall have no claim for damages or any other remedy against Seller except Buyer may institute and prosecute an action to collect Buyer’s actual monetary damages for delayed performance by Seller, if any, including its reasonable attorneys’ fees and reasonable costs incurred in connection with such action; provided, however, if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in Santa Clara County on or before the date sixty (60) days following the date upon which the Closing hereunder was to have occurred, then Buyer shall be deemed to have elected to terminate this Agreement and receive the return of its Deposit as provided in Section 11.2(b)(ii) below; or

(ii) Terminate this Agreement by written notice delivered to Seller on or before the Closing Date and, in the event of such termination, Buyer shall be entitled, as Buyer’s sole and exclusive remedy, to the prompt return of the Deposit made by Buyer hereunder and reimbursement from Seller for any actual, out-of-pocket third-party costs and expenses incurred by Buyer in connection with this transaction, including, without limitation, environmental, architectural and engineering consultants’ fees and reasonable attorneys’ fees, up to the maximum amount of Sixty Thousand Dollars ($60,000).

Except as provided above, Buyer shall not be entitled to seek to recover from Seller any monetary damages based on any breach or default by Seller at or before the Closing. Under no circumstances shall Seller be liable to Buyer for any consequential or speculative losses or damages, including, without limitation, lost profits, loss of business or lost income.

(c) Remedies After Closing.

(i) If the Closing has occurred, Buyer shall not be entitled to bring a claim against Seller unless Buyer establishes that Seller shall has breached a representation or warranty contained in Section 6.3 or Seller is in default in respect of an obligation of Seller which this Agreement expressly provides will survive termination or the Closing, in which event Buyer shall be entitled to institute and prosecute an action to collect damages, subject to the time periods set forth in this Agreement for the survival period of Seller’s representations and warranties, but in no event shall Buyer be entitled to consequential, punitive, speculative or exemplary damages, and in no event shall Buyer be entitled to any damages (including its actual damages) in an amount in excess of Seven Hundred Eleven Thousand Seven Hundred Dollars ($711,700.00); provided, however, this prohibition on recovery of damages shall not be applicable to any breach or default by Seller of any of its indemnification, defense or hold harmless obligations, if any, set forth in this Agreement. Nothing contained herein shall apply to the Lease or impact any of Buyer’s rights or remedies against Seller thereunder.

(ii) Buyer shall not be entitled to bring any claim against Seller for misrepresentation or breach of warranty under this Agreement if and to the extent Buyer had actual knowledge before the Closing of the existence of such misrepresentation or breach of warranty and nevertheless consummated the transaction contemplated by this Agreement.

(d) Termination Procedure. Upon termination of this Agreement in accordance with this Section 11.2, the Deposit made by Buyer hereunder shall be promptly returned to Buyer.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be deemed to have been given when delivered by U.S. Mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile or electronic mail transmission, with a copy thereof sent by U.S. Mail, registered or certified, return receipt requested, postage prepaid or by overnight delivery service. Notices and/or demands shall be addressed as follows:

To Seller:	Synaptics Incorporated
3120 Scott Blvd.
Santa Clara, CA 95054
Attn: Jim Harrington, Senior Vice-President
Fax No.: (408) 454-5200
Email: jharrington@synaptics.com

with a copy to:	Synaptics Incorporated
3120 Scott
Santa Clara, CA 95054
Attn: Greg DeWolfe, General Counsel
Fax No.: (408) 454-5200
Email: gdewolfe@synaptics.com

and a copy to:	Greenberg Traurig, LLP
2375 East Camelback Road
Suite 700
Phoenix, AZ 85018
Attn: Kevin J. Morris
Fax No.: (602) 445-8687
Email: morriskj@gtlaw.com

To Buyer:	Orchard Partners, LLC
615 National Avenue, Ste. 200
Mountain View, CA 94043
Attn: Michael J. Biggar
Fax No.: (650) 938-4318
Email: mbiggar@orchardpartners.com

with a copy to:	Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94301-1018
Attn: Philip J. Levine
Fax No.: (650) 494-0792
Email: PLevine@mofo.com

To Escrow Agent:	First American Title Insurance Company
1737 North First Street, Ste. 500
San Jose, CA 95112
Attn: Linda Tugade
Fax No.: (408) 451-7928
Email: ltugade@firstam.com

or to such other address as either party or Escrow Agent may from time to time specify in writing to the other party and (as applicable) Escrow Agent. Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, registered or certified, return receipt requested. Facsimile and electronic mail notices shall be deemed received on the day sent if delivered prior to 5:00 p.m. (Pacific time) or if sent after 5:00 p.m. (Pacific time), then deemed received on the next day, provided the transmitting telecopier machine, facsimile machine, or electronic mail program has confirmed (or not indicated an error) that the notice has been completed or sent without error.

12.2 Entire Agreement. This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, letter of intent, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

12.3 Confidentiality. Buyer and Seller shall not make any public announcement or disclosure of any information related to or contained in this Agreement to outside brokers (other than the Brokers referred to in Article 8 above) or third parties before the Closing, without the specific prior written consent of the other party, except for disclosures necessary to satisfy any regulatory reporting requirements imposed on Buyer or Seller (as hereinafter provided) or such disclosures to Buyer’s partners, members, officers, directors, employees, agents (including the respective parties’ real estate broker), consultants, attorneys, accountants, prospective lenders and/or exchange facilitator as may be necessary to permit Buyer to perform its obligations hereunder and as required to comply with applicable laws; provided, however, nothing stated herein shall be construed to allow Buyer or Seller to release the terms of this Agreement to any broker or other party, except as provided for in this Section 12.3. Nothing stated herein shall preclude Seller or Buyer from disclosing that Buyer and Seller have entered into a written agreement for the purchase and sale of the Property, but the contents of this Agreement shall be governed by the confidentiality provisions of this Agreement. Notwithstanding the foregoing or anything herein to the contrary, Seller may file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and, at Seller’s option attaching the material transaction documents (including, without limitation, this Agreement) as exhibits to such filing (including all exhibits, the “8-K Filing”); provided, however that if Seller does not attach the material transaction documents to the 8-K Filing, it may file such documents with its next Quarterly Report on Form 10-Q or Annual Report on Form 10-K as required by the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. Subject to the foregoing, neither Buyer nor Seller shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Seller and Buyer shall be entitled to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. Notwithstanding the foregoing, nothing herein shall prohibit Buyer or Seller from disclosing the terms of this Agreement after Closing. Seller’s and Buyer’s obligations under this Section 12.3 shall survive the termination of this Agreement (other than by the Closing).

12.4 Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

12.5 Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. In addition to the foregoing, the non-defaulting party or the party prevailing in such dispute shall be entitled to its actual attorneys’ fees and all fees, costs and expenses incurred in any post-judgment proceedings to collect or enforce a judgment. This Section 12.5 shall survive the merger of this Agreement into any judgment on this Agreement.

12.6 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (i) Closing shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party’s obligations under this Agreement; (ii) the party electing to consummate this transaction as part of an Exchange (the “Electing Party”) shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the other party (the “Accommodator”) shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the Electing Party shall pay any additional costs that would not otherwise have been incurred by the Accommodator had the Electing Party not consummated this transaction through the Exchange. The Accommodator shall not by this Agreement or acquiescence to the Exchange proposed by the Electing Party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the Electing Party that the Exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The Electing Party hereby agrees to indemnify, defend and hold harmless the Accommodator from any claim, damage, liability, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney’s fees) the Accommodator may suffer or incur as a result of the Accommodator’s participation in the aforesaid Exchange or Exchanges. The covenants, obligations and indemnity contained in this Section 12.6 shall survive the Closing hereunder and delivery of the Deed.

12.7 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Buyer may not assign this Agreement (or any of Buyer’s rights hereunder) or delegate any of Buyer’s duties and obligations, without the prior written consent of Seller, which consent may not be unreasonably withheld; provided, however, that Buyer may assign its rights under this Agreement, following written notice to Seller, to any entity in which Buyer or its principals has a direct or indirect interest or acts as an advisor, and Buyer shall be released of all post-Closing obligations hereunder at Closing. Any permitted assignee of Buyer’s rights under this Agreement shall be obligated to expressly assume in writing as a condition to the effectiveness of such assignment, all of Buyer’s obligations under this Agreement and agree in writing to be bound by the terms of this Agreement (including, without limitation, the provisions of Sections 3.1, 6.1 and 6.2 above) as if such assignee were the original Buyer signing this Agreement. In the event of any assignment by Buyer hereunder, Buyer shall notify Seller in writing of the name and signature block of such assignee at least five (5) business days prior to the Closing Date.

12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.10 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, limited liability company any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity. The parties hereto acknowledge and agree that the doctrine or rule of construction that ambiguities in a contract or written agreement are to be construed against the party that drafted such contract or agreement shall not be employed in connection with this Agreement, and that this Agreement shall be construed in accordance with its fair meaning.

12.11 Amendments. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

12.12 No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

12.13 Computation of Time. Any and all references in this Agreement to time periods which are specified by reference to a certain number of days refer to calendar days, unless “business days” is otherwise expressly provided. Therefore, if (a) the last date by which Closing is permitted to occur hereunder, or (b) any date by which either party hereto is required to provide the other party with notice hereunder, occurs on a Saturday or a Sunday or a banking holiday in California, then and in any of such events, such applicable date shall be deemed to occur, for all purposes of this Agreement, on that calendar day which is the next succeeding day, which is not a Saturday, Sunday or banking holiday.

12.14 Limited Liability. Subject to the limits of Section 11.2(c), the obligations of Seller are intended to be binding only on the Seller’s interest in the Property (in the event this Agreement is terminated) or Seller’s net proceeds from the sale of the Property (if the Closing occurs) and the obligations of Seller shall not be personally binding upon, nor shall any resort be had to, the private properties of any of Seller’s shareholders, officers, directors, employees, members or manager or any of their respective agents, employees, members, managers, partners, trustees, officers, directors or shareholders. The obligations of Buyer shall not be personally binding upon, nor shall any resort be had to, the private properties of any of Buyer’s shareholders, officers, directors, employees, members or manager or any of their respective agents, employees, members, managers, partners, trustees, officers, directors or shareholders.

12.15 No Third Party Rights; Brokers Not Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Seller and Buyer agree that it is their specific intent that no broker is a party to or a third party beneficiary of this Agreement or the Escrow established pursuant to this Agreement; and further that consent of a broker is not necessary to any agreement, amendment or document with respect to the transaction contemplated by this Agreement.

12.16 Not an Offer. This Agreement shall not constitute an offer and this Agreement shall not be binding upon or enforceable against Seller or Buyer unless and until this Agreement is fully executed and delivered by Seller and Buyer.

12.17 Facsimile or Email Signatures. Signatures to this Agreement transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted signature and shall accept the telecopied or electronically transmitted signature of the other party to this Agreement.

12.18 No Marketing. From and after the Effective Date and Buyer’s deposit of the Deposit into the Escrow, and until the expiration of the Feasibility Period, Seller shall not sell, offer for sale, negotiate with respect to, or otherwise deal in the sale or proposed sale of the Property or any interest therein.

[The next page contains signatures; remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

SYNAPTICS INCORPORATED,
a Delaware corporation

By:	/s/ Jim Harrington
Name:	Jim Harrington
Title:	Senior Vice-President

Date of Seller’s execution:

October 23, 2012

BUYER:

ORCHARD PARTNERS, LLC,
a California limited liability company

By:	/s/ Michael J. Biggar
Name:	Michael J. Biggar
Title:	Manager

Date of Buyer’s execution:

October 24, 2012

JOINDER BY TITLE COMPANY

The undersigned, First American Title Insurance Company, has executed this Agreement in order to confirm that it has received and shall hold the Deposit required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall hold and disburse the Deposit, and the interest earned thereon, pursuant to the provisions of this Agreement. By executing this Agreement below, the undersigned also agrees to comply with the provisions of Article 10 of the Agreement to the extent applicable to the Title Company

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ L. Tugade
Name:	L. Tugade
Title:	Escrow Officer

Date executed by Title Company

    10/24, 2012

ORDER NO.: 0616008999-SL

EXHIBIT A

The land referred to is situated in the County of Santa Clara, City of Santa Clara, State of California, and is described as follows:

PARCE ONE:

Parcel 2, as shown on that certain Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on April 13, 1979, in Book 439, of Maps, Pages 17 and 18.

PARCEL TWO:

A 17.5’ Ingress and Egress Easement shown and designated as “173.5‘I.E.E. No. 2 Appurtenant to Parcel 2” on the Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on April 13, 1979, in Book 439, of Maps, Pages 17 and 18.

PARCEL THREE:

A non-exclusive easement for ingress and egress for walking upon and driving vehicles as granted in that certain Reciprocal Easement Agreement recorded January 5, 2005 as Instrument No. 18176593, Official Records.

PARCEL FOUR:

A non-exclusive easement for ingress, egress and parking as granted in that certain Declaration of Parking Agreement recorded January 5, 2005 as Instrument No. 18176594, Official Records.

EXHIBIT B

LIST OF DOCUMENTS TO BE DELIVERED OR MADE AVAILABLE TO BUYER

1.0	PHYSICAL ITEMS
1.1	Geotechnical/Soils Reports
1.2	Plans/Blueprints
1.3	Construction Contracts and Warranties
1.4	Photos/Maps/Brochures (site layout, tenant locations, and location of property)
1.5	Structural/Seismic Inspections
1.6	Code Compliance and Permits: Building, Utilities, Certificate of Occupancy
1.7	Maintenance and Service Contracts
1.8	Personal Property Schedule
1.9	ADA Exterior Inspections & Capital Costs
1.1	Roof: Inspections & Capital Costs
1.11	HVAC: Plans & Inspections
1.12	Parking Lot Inspections & Capital Costs
1.13	Painting: Exterior Inspections & Costs
1.14	Landscape/Irrigation: Inspections & Capital Costs
1.15	Tree Removal: Inspections & Capital Costs
1.16	Aluminum Electrical Feeders
1.17	TI Costs, Plans and Specifications
1.18	Termite Inspection
2.0	ENVIRONMENTAL ITEMS
2.1	Phase I and Phase II Environmental Assessment & Asbestos Survey; any related environmental studies; reports or documents
3.0	FINANCIAL INFORMATION
3.1	Recent Tax Bills and Assessments
3.2	Three years of Operating/Financial Statements and Current Budget
3.3	Three years of Insurance Claims History
3.4	CAM Expenses & Capital Amortizations
4.0	TITLE AND SURVEY
4.1	Preliminary Title Report and Supporting Exception Documents (with legal description and CC&R’s)
4.2	Previous ALTA Survey
4.3	Certified ALTA Survey
5.0	OTHER INFORMATION
5.1	Zoning Description
5.2	Notices of Violation (governmental law, covenants or restrictions, physical defect, or insurability)
5.3	Notices of Litigation (actual, pending, or threatened)

EXHIBIT C

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Attn:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

Mail Tax Statements to: Attn:	The undersigned grantor or its agent declares: Documentary Transfer Tax is shown on a separate sheet attached to this deed and is not a part of the public record. (Signatory of Grantor or agent above)

A.P.N.s

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

SYNAPTICS INCORPORATED, a Delaware corporation (“Grantor”),hereby GRANT(S) to [                    ] (“Grantee”), that certain real property in the City of Santa Clara, County of Santa Clara, State of California, as legally described in Exhibit A attached hereto and made a part hereof (the “Property”).

This grant is made subject to the following:

(a) All matters of record affecting the Property;

(b) All matters that a complete and accurate inspection and ALTA survey of the Property would disclose;

(c) The standard printed exceptions set forth on an ALTA extended owner’s policy of title insurance;

(d) Zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property; and

(e) All those matters set forth on the list of “Permitted Exceptions” attached hereto as Exhibit B and made a part hereof.

Grantor hereby warrants title to the Property only against the acts of Grantor and none other, subject to the matters set forth above

IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

Dated: [ , 2012]	SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

Mail Tax Statements To: [To follow]

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B TO GRANT DEED

PERMITTED EXCEPTIONS

[CONDITIONS OF TITLE TO BE INSERTED]

STATE OF CALIFORNIA)

COUNTY OF SANTA CLARA)

On [                ] before me, [                                ] personally appeared [                                                 ], who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [                                ] [Seal]

EXHIBIT C-1

DO NOT RECORD

FILOR REQUESTS

DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE: SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

NOTE: This Declaration is not a public record

DOCUMENT #

Property located in:

☐	Unincorporated

☒	City of Santa Clara

APNs:

DOCUMENTARY	TRANSFER TAX $

☒	Computed on full value

☐	Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY	CONVEYANCE TAX $

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	Signature

Print Name

For (Firm Name)
DO NOT RECORD

EXHIBIT D

ASSIGNMENT OF

WARRANTIES, GUARANTIES AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF WARRANTIES, GUARANTIES AND INTANGIBLE PROPERTY (the “Assignment”) dated as of [            , 2012], is between Synaptics Incorporated, a Delaware corporation (“Assignor”), and [            ] (“Assignee”).

A. Assignor owns certain real property and certain improvements thereon located at 3120 Scott Boulevard, Santa Clara, California, and more particularly described in attached Exhibit A (the “Property”).

B. Assignor and Assignee are parties to an Agreement of Purchase and Sale and Escrow Instructions dated as of [                 ], 2012 (the “Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C. Concurrently with the conveyance of the Property to Assignee, Assignor desires to assign to Assignee its interest in certain warranties, guaranties and intangibles, if any, with respect to the Property, and Assignee desires to accept the assignment thereof.

ACCORDINGLY, the parties hereby agree as follows:

1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the “Conveyance Date”), Assignor hereby assigns, to the extent assignable, all of its right, title and interest, if any, in and to the following:

(a) any warranties and guaranties (“Warranties and Guaranties”) received by Assignor from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements, warranties on equipment and other goods constituting fixtures in the Improvements, including those identified on Schedule 1 attached hereto; and

(b) all Intangible Property (as defined in the Agreement referred to above); provided, however, as to any indemnification, hold harmless and defense rights or causes of action assignable to Assignee hereunder, Assignor shall have and reserve to itself, on a non-exclusive basis, any such indemnification, hold harmless and defense rights or causes of action as are necessary in defense of or in connection with any claims, actions or proceedings against Assignor for which indemnity, hold harmless or defense rights is available thereunder.

2. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees and costs.

3. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

4. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A TO ASSIGNMENT OF WARRANTIES,

GUARANTIES AND INTANGIBLE PROPERTY

SCHEDULE 1 TO ASSIGNMENT OF WARRANTIES, GUARANTIES AND

INTANGIBLE PROPERTY

EXHIBIT E

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code (“IRC”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [                                        ] (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by SYNAPTICS INCORPORATED, a Delaware corporation (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(ii) of the IRC.

3. Transferor’s U.S. employer identification number is [            ]; and

4. Transferor’s office address is 3120 Scott Boulevard, Santa Clara, California.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of [ , 2012.]	SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT F

YEAR					CALIFORNIA FORM

2012	Real Estate Withholding Certificate				593-C

Part I – Seller’s Information		Return this form to your escrow company.

Name			SSN or ITIN

Spouse’s/RDP’s name (if jointly owned)			Spouse’s/RDP’s SSN or ITIN (if jointly owned)

Address (suite, room, PO Box, or PMB no.)			☒ FEIN	☐ CA Corp no.	☐ SOS file no.

City	State CA	ZIP Code			Ownership Percentage 100%

Property address (if no street address, provide parcel number and county) 3120 Scott Boulevard, Santa Clara, California

To determine whether you qualify for a full or partial withholding exemption, check all boxes that apply to the property being sold or transferred. (See line-by-line notes in the Instructions)

Part II – Certifications which fully exempt the sale from withholding:

1.	☐	The property qualifies as the seller’s (or decedent’s, if sold by the decedent’s estate) principal residence within the meaning of Internal Revenue Code (IRC) Section 121.

2.	☐	The seller (or decedent, if sold by the decedent’s estate) last used the property as the seller’s (decedent’s) principal residence within the meaning of IRC Section 121 without regard to the two-year time period.

3.	☐	The seller has a loss or zero gain for California income tax purposes on this sale. To check this box you must complete Form 593-E, Real Estate Withholding-Computation of Estimated Gain or Loss, and have a loss or zero gain on line 16.

4.	☐	The property is being compulsorily or involuntarily converted and the seller intends to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033.

5.	☐	The transfer qualifies for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest).

6.	☐	The seller is a corporation (or a limited liability company (LLC) classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State (SOS) or has a permanent place of business in California.

7.	☐	The seller is a California partnership, or qualified to do business in California (or an LLC that is classified as a partnership for federal and California income tax purposes and is not a single member LLC) that is not disregarded for federal and California income tax purposes. If this box is checked, the partnership or LLC must still withhold on nonresident partners or members.

8.	☐	The seller is a tax-exempt entity under California or federal law.

9.	☐	The seller is an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust.

Part III – Certifications that may partially or fully exempt the sale from withholding: Real Estate Escrow Person (REEP): See instructions for amounts to withhold.

10.	☐	The transfer qualifies as a simultaneous like-kind exchange within the meaning of IRC Section 1031.

11.	☐	The transfer qualifies as a deferred like-kind exchange within the meaning of IRC Section 1031.

12.	☐	The transfer of this property is an installment sale where the buyer is required to withhold on the principal portion of each installment payment. Copies of Form 593-I, Real Estate Withholding Sale Acknowledgement, and the promissory note are attached.

Part IV – Seller’s Signature

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that the Franchise Tax Board may review relevant escrow documents to ensure withholding compliance and that completing this form does not exempt me from filing a California income or franchise tax return to report this sale.

Seller’s Name and Title	Seller’s Signature	See signature page attached	Date	, 2012
Spouse’s/RDP’s Name	Spouse’s/RDP’s Signature		Date

Please verify that the SSN or ITIN listed above in Part I of this form is correct.

Seller:

If you checked any box in Part II , you are exempt from real estate withholding.

If you checked any box in Part III, you may qualify for a partial or complete withholding exemption.

If you did not check any box in Part II or Part III, the withholding will be 3 1/3% (0.333) of the total sales price or the optional gain on sale withholding amount certified by seller on Form 593, Real Estate Withholding Tax Statement.

If you are withheld upon, the withholding agent should give you one copy of Form 593. Attach a copy to the lower front of your California income tax return and make a copy for your records.

Keep Form 593-C for five years following the close of the transaction. You must furnish the form to the Franchise Tax Board upon request.

For Privacy Notice, get form FTB 1131.	7131113	Form 593-C C2 2010

SIGNATURE PAGE

SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT G

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this [            ] day of [            ], 2012, by SYNAPTICS INCORPORATED, a Delaware corporation (“Seller”), in favor of [            ] (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of [            ], 2012, as the same may be amended (the “Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Agreement)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer, effective as of the Closing under the Agreement, all of Seller’s right, title and interest, if any, in the Personal Property referred to in Section 1.1(d) of the Agreement, without representation or warranty, express or implied, except as otherwise expressly provided below.

Seller represents and warrants to Buyer that (i) it is fully empowered and authorized to execute and deliver this Bill of Sale, and the individuals signing this Bill of Sale on behalf of Seller each represents and warrants to Buyer that he or she is fully empowered and authorized to do so; and (ii) Seller is the owner of the Personal Property and is hereby conveying title to Buyer, free and clear of all consensual liens and security interests placed on the Personal Property by Seller.

WITH RESPECT TO ALL MATTERS TRANSFERRED HEREUNDER, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.

SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT H

LEASE AGREEMENT

[See attached]

OFFICE LEASE

LANDLORD:

a

TENANT:

SYNAPTICS INCORPORATED,

a Delaware corporation

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

THIS SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Office Lease (“Lease”). All references in the Lease to the Lease shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1	Landlord’s Address:
615 National Avenue, Suite 200
Mountain View, CA 94043
Attn:
Facsimile: 650) 938-4318
Email:

with a copy to:

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
Attn: Philip J. Levine, Esq.
Facsimile: (650) 251-3808
Email: PLevine@mofo.com

	Tenant’s Address:	Synaptics Incorporated
3120 Scott Blvd.
Santa Clara, CA 95054
Attn: Jim Harrington, Senior Vice President
Facsimile: (408) 454-5200
Email: Jharrington@synaptics.com

with a copy to:
Synaptics Incorporated
3120 Scott Blvd.
Santa Clara, CA 95054
Attn: Greg DeWolf, General Counsel Facsimile: (408) 454-5200 Email: GDewolfe@synaptics.com and a copy to:

Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85018
Attn: Kevin J. Morris
Facsimile: (602) 445-8687
Email: morriskj@gtlaw.com

1.2 Premises. The “Premises” consist of approximately 2.59 acres of real property located at 3120 Scott Boulevard, City of Santa Clara, State of California, containing approximately 76,522 rentable square feet, as depicted on Exhibit A.

1.3 Term. The term of the Lease shall commence on the Closing Date as defined in that certain “Agreement for Purchase and Sale and Escrow Instructions” (“Purchase Agreement”) executed by the Tenant and the Landlord (or the Landlord’s predecessor in interest) (the “Commencement Date”) and terminate on May 31, 2013 (the “Expiration Date”) unless sooner terminated by the Early Termination Option (as defined in Section 2.2) or as otherwise provided herein (the “Term”).

1.4 Monthly Basic Rent. During the Term of this Lease, Tenant shall pay Landlord an amount equal to One Hundred Thirty-Three Thousand Nine Hundred Thirteen and 50/100 Dollars ($133,913.50) per month (the “Monthly Basic Rent”). The Monthly Basic Rent shall be paid by Tenant to Landlord in advance of the first day of each month during the Term of this Lease, without offset, deduction or demand. On the Commencement Date, Tenant shall pay to Landlord Monthly Basic Rent for the first full month of the Term, and, if the Commencement Date falls on a date other than the first day of the month, the prorated Monthly Basic Rent for such initial partial month.

1.5 Triple Net Lease. This Lease is intended to be a “Net-Net-Net” lease. Tenant shall pay all expenses associated with maintaining and operating the Premises during the Term, including, without limitation, taxes, utilities, maintenance costs, repair costs and insurance premiums (collectively, the “Triple Net Expenses”) and Additional Rent as set forth in Section 3.2. Under no circumstances or conditions, whether now or hereafter arising, or whether within or beyond the present contemplation of the parties, shall Landlord or its successors or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as otherwise specifically set forth in this Lease. To the extent that Landlord pays any such costs or expenses that are otherwise required to be paid by Tenant pursuant to this Lease, Tenant shall reimburse Landlord within twenty (20) days of Landlord’s written demand therefor.

1.6 Additional Rent. In addition to the Monthly Basic Rent and the Triple Net Expenses, Tenant shall pay the Real Property Taxes and Assessments, Operating Expenses, Management Fee, and all other amounts required under this Lease (the “Additional Rent”).

1.7 Security Deposit. One Hundred Thirty-Three Thousand Nine Hundred Thirteen and 50/100 Dollars ($133,913.50) (the “Security Deposit”). The Security Deposit shall be returned to the Tenant at the end of the Term, less any amount reasonably necessary to repair any damage done to the Premises by Tenant, its agents or employees during the Term of this Lease, and less any Rent or other charges owed by Tenant to Landlord under this Lease.

1.8 Permitted Use. Tenant’s current business use including all existing uses, to the extent permitted by applicable laws (“Permitted Use”).

1.9 Parking. Tenant to have the exclusive use of parking at the Premises at no charge throughout the Lease Term. Tenant shall not park nor permit to be parked any inoperative vehicle or equipment on any portion of the Premises.

1.10 Broker. None. (“Broker”).

OFFICE LEASE

This Lease, which includes the Summary attached hereto and incorporated herein by this reference, is made as of the [            ] day of [            ], 2012 (“Effective Date”), by and between [            ], a [            ] (“Landlord”), and Synaptics Incorporated, a Delaware corporation (“Tenant”).

1. Premises.

1.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.2 of the attached Summary. Such Lease is upon, and subject to, the terms, covenants and conditions herein set forth.

2. Term.

2.1 Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Section 1.3 of the Summary commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated as provided herein.

2.2 Early Termination Option. Tenant shall have the option (the “Early Termination Option”) to terminate this Lease by giving thirty (30) days prior written notice to Landlord at any time after February 1, 2013 (the “Early Termination Notice”), time being of the essence. If Tenant exercises the Early Termination Option, the Lease shall terminate thirty (30) days following Landlord’s receipt of Tenant’s Early Termination Notice; provided, however, the Lease shall in no event terminate before March 3, 2013.

3. Rent.

3.1 Monthly Basic Rent. During the Term of the Lease, Tenant shall pay Landlord, as Monthly Basic Rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.4 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset, except as will be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 Additional Rent. In addition to Tenant’s payment of the Triple Net Expenses related to the Premises, as designated in Section 1.5 of the Summary, Tenant shall pay as Additional Rent to Landlord the following: Real Property Taxes and Assessments (as hereinafter defined), all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Premises, including but not limited to Landlord’s cost of insurance, utilities and maintenance service for the Premises, as determined by Landlord (collectively, the “Operating Expenses”), and the costs of the property management fee paid by Landlord to the property manager in an amount not to exceed three percent (3%) of Rent (including Monthly Basic Rent and Additional Rent, but excluding the cost of the property management fee itself) (the “Management Fee”).

Notwithstanding the foregoing, the Management Fee shall include only 1.5% of real property taxes and assessments, rather than the full 3%, as provided above. During the Term of this Lease, Tenant shall pay (i) the Management Fee and Operating Expenses, as reasonably estimated by Landlord, in monthly installments, in the amount of Landlord’s estimate, in advance on the first day of each and every calendar month, without demand, notice, deduction or offset, and together with the Monthly Basic Rent; and (ii) the Real Property Taxes and Assessments within ten (10) days after delivery of an invoice by Landlord. Landlord shall endeavor to furnish to Tenant within a reasonable period after the end of the Term, a statement (a “Reconciliation Statement”) indicating in reasonable detail the actual cost of the Operating Expenses, the Management Fee and any additional Real Property Taxes and Assessments attributable to the Term, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to the actual cost thereof, as indicated by such Reconciliation Statement.

3.3 Rent. Monthly Basic Rent, the Triple Net Expenses, and Additional Rent and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent,” and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

4.	Landlord’s Rights; Real Property Taxes and Assessments; Maintenance, Insurance and Utilities Costs.

4.1 Definitions. During the Term of this Lease, except as otherwise provided herein, Tenant shall have the exclusive right to use the Premises including, without limitation, any fixtures, systems, décor and facilities used in connection therewith, and landscaping and parking contained, maintained or used in connection with the Premises.

4.2 Landlord’s Reserved Rights. Tenant shall permit the Landlord and its authorized representatives to enter the Premises, upon at least one (1) business day’s prior written (including by electronic mail) notice to Tenant (except in the event of an emergency, in which case no notice shall be required), during Tenant’s normal business hours, to inspect and show the Premises. Furthermore, Landlord shall have the right, but not the obligation, to make repairs, improvements, alterations or additions in the Premises as Landlord may deem necessary or appropriate at Landlord’s expense and in a manner so as not to unreasonably interfere with Tenant’s use. In addition, Landlord reserves the right from time to time (upon at least one (1) business day’s prior written notice to Tenant) to do any of the following on the Premises, as long as such acts do not unreasonably interfere with Tenant’s use of or access to the Premises: to conduct testing, measuring, surveying, soils tests and other inspections, or to access as needed for its planning or governmental approvals related to the remediation of hazardous materials or the future use of the Premises, or to perform such other acts with respect to the Premises, as Landlord may, in the exercise of good faith business judgment, deemed to be appropriate or necessary. Landlord shall be responsible for any damage or destruction to the Premises caused by Landlord or its agents, employees, invitees, property manager and contractors who enter the Premises for any purpose during the Term of this Lease.

4.3 Maintenance and Utilities Costs. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, including the building and the heating, ventilation and air conditioning (the “HVAC) system located on the Premises, in good working order and in good, clean, sanitary, neat and operative condition and repair, reasonable wear and tear and casualties excepted. Tenant shall also pay or reimburse Landlord for (or, at Landlord’s option, perform) the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises caused or permitted by Tenant’s actions or omissions during the Term of this Lease. Any repairs performed by Tenant pursuant to this Section 4.3 must be in accordance with all applicable laws. Landlord shall not be required or expected to perform or pay for any maintenance or repairs to the Premises, or furnish or pay for any utilities or services to the Premises, and Tenant shall have the use of all services and utilities to the Premises at no cost to Landlord. To the extent changes or alterations to the Premises are required by any governmental authority in compliance with law and not caused by or related to Tenant’s specific use, alterations or work at the Premises, Tenant shall not be responsible to make such changes or alterations or to pay for such work; provided, however, that in such event, if Tenant is unwilling to pay the cost of such changes or alterations, then Landlord shall have the right, in its sole and absolute discretion, to either make such changes or alterations, or to terminate this Lease with forty-five (45) days prior written notice to Tenant.

4.4 Definition of Real Property Taxes and Assessments. “Real Property Taxes and Assessments” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Premises; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Premises; taxes levied against the rents in use of or in addition to taxes levied against the Premises; personal property taxes assessed on the personal property of Landlord or Tenant used in the operation of the Premises; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Premises or the personal property described above; any increases or decreases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above (provided that Tenant receives its share (based on the period of its tenancy) of any refund plus its share of any interest awarded by the taxing authority).

Notwithstanding the foregoing provisions of this Section 4.4 above to the contrary, Real Property Taxes and Assessments shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes, and shall be paid as Additional Rent in accordance with Section 3.2.

4.5 Insurance Costs. Tenant shall pay the costs of its own insurance and shall pay the costs of any insurance maintained by Landlord with respect to the Premises and the improvements located thereon as Additional Rent in accordance with Section 3.2.

4.6 Utilities Costs. Tenant shall pay its own utility costs for use of the Premises and the utility costs incurred for the Premises.

5. Use.

5.1 General. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.8 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises during the Term of this Lease, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990, as amended (“ADA”), as it pertains to Tenant’s use, occupancy, improvement and alteration of the Premises, whether structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Term. Tenant reserves the right to apply for waiver of any ADA requirements and is only subject to requirements mandated by the appropriate governmental agency. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises.

5.2 Parking.

During the Term of the Lease, and provided Tenant is not in default hereunder (after taking into consideration all applicable notice and cure periods), Tenant shall have the right to use, at no extra cost, all of the parking spaces located on the Premises.

5.3 Signs.

Existing signs may remain during the Term of this Lease and Landlord’s approval is only needed for any change in signage by Tenant (which changes must also comply with all applicable laws); provided, however, Tenant shall be responsible for (i) the repair and maintenance of all existing signage, and any additional signage approved by Landlord, during the Term of this Lease, and (ii) the removal of all existing signage, and any additional signage approved by Landlord, upon expiration of the Term or earlier termination of this Lease.

5.4 Hazardous Materials.

Tenant shall (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises, and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term “Environmental Law” means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved there under, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household and office cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease) used in compliance with Environmental Laws, Tenant agrees during the Term of this Lease not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises in violation of any Environmental Laws or without the prior written consent of Landlord, which consent Landlord may not unreasonably withhold. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or its agents, employees, invitees, or contractors during the Term of this Lease (except to the extent such Hazardous Materials migrate on or under the Premises from any adjacent property and such migration is not caused by Tenant or its employees, agents or contractors), and to secure any closures of any Environmental Permits that require a closure by the issuer of the Environmental Permit. Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its members, employees, agents, successors and assigns from and against any and all claims, actual damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys’ fees, consultant fees and expert fees and court costs), which arise or result from the presence of Hazardous Materials brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or its agents, employees, invitees, or contractors during the Term of this Lease (except to the extent such Hazardous Materials migrate on or under the Premises from any adjacent property and such migration is not caused by Tenant or its employees, agents or contractors). Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in or on the Premises which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls, and freon and other chlorofluorocarbons. Landlord shall be responsible for any Hazardous Materials brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Landlord and its agents, employees, invitees, property manager and contractors. The provisions of this Section 5.4 shall survive the expiration or earlier termination of this Lease.

6. Payments and Notices.

6.1 All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Section 1.1 of the Summary, or to such other persons or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed as designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (ii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

6.2 When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice pursuant to Section 6.1 above shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

7. Brokers.

Landlord and Tenant each warrant to the other that it has had no dealing with any real estate broker or agent in connection with this Lease and that Landlord and Tenant know of no other real estate broker who is entitled to or can claim a commission in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of each indemnifying party’s dealings with any real estate broker or agent. This Section 7 shall survive expiration or early termination of the Lease.

8. Surrender; Holding Over.

8.1 Surrender of Premises. Upon the expiration of the Term or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord and exclusive possession of the Premises to Landlord, broom clean, in substantially the same good condition as existed on the Commencement Date, normal wear and tear and casualty excepted, with all of Tenant’s personal property and trade fixtures and equipment removed therefrom, including, but not limited to, the removal of any cubicles or other office furniture; provided, however, the HVAC system and diesel generator located on the Premises shall remain at the Premises upon surrender and shall be surrendered in good working order. In addition, Tenant shall repair any damage or alterations made to the Premises by Tenant; provided, however, that this obligation may be waived by written notice from Landlord to Tenant prior to the termination of the Lease. If such written notice is given, Tenant may surrender the Premises in its then “as is” condition, subject to Section 5.4 herein.

8.2 Hold Over. Tenant shall have no right to holdover possession of the Premises. Any holding over after the expiration or earlier termination of the Lease, without the express written consent of Landlord, shall constitute a default under this Lease. If Tenant does not surrender and vacate the Premises upon the termination of this Lease, Tenant shall be a tenant at sufferance and the parties having agreed, without limiting Landlord’s remedies provided in this Lease, that the daily rental rate shall be one hundred fifty percent (150%) of the Monthly Basic Rent, plus Additional Rent, and shall be due the first of each month, and shall otherwise be on the terms and conditions herein specified. If Tenant holds over without Landlord’s prior written consent, Tenant shall indemnify, protect and hold Landlord harmless from and against all Indemnified Claims (defined below) resulting from Tenant’s hold over.

8.3 No Effect on Landlord’s Rights. The foregoing provisions of this Section 8 are in addition to, and do not effect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

9. Taxes on Tenant’s Property.

Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against any personal property, improvements or trade fixtures in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property, improvements or trade fixtures) owned by Tenant. If any such taxes or assessments are levied against Landlord, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor upon demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

10. Condition of Premises; Repairs.

Tenant hereby acknowledges that Tenant is currently occupying the Premises and agrees that the Premises is taken “AS-IS,” “with all faults,” “without any representations or warranties,” and Tenant further acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Tenant’s purposes.

11. Alterations.

Tenant shall not have any right to make any alterations to the Premises without in each event obtaining Landlord’s prior written consent, which consent may not be unreasonably withheld. Any such alterations shall be removed from the Premises at Tenant’s sole cost and expense upon the expiration or earlier termination of this Lease, subject to Section 8.1 above.

12. Liens.

Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Premises by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES. Tenant shall indemnify, protect and hold Landlord harmless from and against all Indemnified Claims resulting from any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Premises by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees

13. Assignment and Subletting.

This Lease is personal to Tenant and Tenant shall not otherwise assign or sublease this Lease without Landlord’s written consent, which may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant may (without the consent of Landlord) assign this Lease, or sublet any portion of the Premises, to any entity that controls, is controlled by, or is under common control with, Tenant, and to any entity in connection with any merger, acquisition, re-organization of Tenant or its parent company, and to any entity that acquires all or substantially all of the ownership interest in (or assets of) Tenant or its parent company (each, a “Permitted Transfer”); provided (i) Tenant remains primarily liable for all obligations of Tenant under this Lease, and (ii) Tenant provides at least ten (10) business days prior written notice of any Permitted Transfer to Landlord.

14. Indemnification and Exculpation.

14.1 Assumption of Risk and Waiver. Unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by others. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages.

14.2 Indemnification.

(a) Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and its employees, contractors, agents and assigns harmless from and against, any and all claims, actual damages, judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence at the Premises during the Term of this Lease, (b) the use of the Premises and conduct of Tenant’s business or any other activity, work or thing done, permitted or suffered by Tenant or its employees, contractors or agents, or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but shall not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof. If any action or proceeding is brought against Landlord by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably acceptable to Landlord.

(b) Except with respect to Indemnified Claims for which Tenant is providing indemnification under Section 14.2(a) above, Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and its employees, contractors, agents and assigns harmless from and against, any and all claims, actual damages, judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys’ fees and court costs to the extent arising or resulting from any negligent act or omission or willful misconduct of Landlord or its agents, employees, invitees, property manager and contractors. If any action or proceeding is brought against Tenant by reason of any such indemnified claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably acceptable to Tenant.

(c) The indemnification obligations under this Section 14.2 shall survive the expiration or earlier termination of this Lease.

15. Damage or Destruction.

15.1 Termination Rights. In the event the Premises are damaged by fire or other casualty in any material respect, then Landlord may, at its sole discretion, terminate this Lease immediately upon notice to Tenant; provided, however, that Landlord shall be entitled to retain all insurance proceeds obtained from the insurance relating to such casualty (and Tenant shall assign all such insurance proceeds to Landlord, if applicable). In the event Landlord elects not to terminate this Lease, Landlord shall repair, reconstruct and restore the Premises damaged by such casualty, in which event this Lease shall continue in full force and effect, without any abatement of rent and Tenant shall remain liable for all rents, covenants and obligations contained in this Lease.

16. Eminent Domain.

16.1 Taking. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority and Landlord shall be entitled to any award paid in connection with such condemnation or eminent domain.

17. Tenant’s Insurance.

17.1 Types of Insurance. On or before the earlier of the Commencement Date and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), and liquor liability (if Tenant serves alcohol on the Premises), with an initial combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). This coverage may be obtained through a separate policy or in combination with another excess liability or umbrella policy.

(b) Worker’s compensation and employer’s liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

17.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the State of California and rated not less than financial class VIII, and not less than policyholder rating A- in the most recent version of Best’s Key Rating Guide; and (b) name Tenant as named insured thereunder and Landlord as additional insureds there under, except with respect to the worker’s compensation and employer’s liability insurance policy, for which the Landlord shall not be named as an additional insured. Tenant shall provide Landlord with certificates of insurance, confirming the above as of the Commencement Date and shall cause replacement policies or certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies.

18. Landlord’s Insurance.

During the Term of this Lease, Landlord shall carry special form insurance, including fire and extended coverage, sprinkler leakage, flood, earthquake, vandalism, and malicious mischief upon the Premises, along with commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar site, as determined in Landlord’s reasonable discretion. At Landlord’s option, such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other projects. Tenant shall pay the costs of any insurance maintained by Landlord with respect to the Premises and the improvements located thereon as Additional Rent in accordance with Section 3.2.

19. Default.

19.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the failure by Tenant to make any payment of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, when such failure continues for five (5) days after written notice thereof from Landlord that such payment was not received when due;

(b) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 19.1(a) above and Sections 20(b) and 21 hereafter, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord;

(c) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(d) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

(e) Any failure by Tenant to discharge any lien or encumbrance placed on the Premises or any part thereof due to Tenant’s work of improvements within thirty (30) days after the date such lien or encumbrance is filed or recorded against the Premises or any part thereof.

Any notice sent by Landlord to Tenant pursuant to this Section 19 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

19.2 Remedies. In the event of any such default by Tenant, Landlord shall have any and all remedies available pursuant to this Lease and at law or in equity, subject to Landlord’s duty to mitigate its damages. In addition to any other remedies available to Landlord under this Lease, at law, or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result there from.

As used in Sections 19.2(a) and 19.2(b) above, the “worth at the time of award” is computed by allowing interest at the legal rate. As used in Section 19.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.3 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Accordingly, if any monthly installment of Monthly Basic Rent or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days of the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment. Acceptance of a late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

20. Subordination.

(a) This Lease shall be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, but subject to Tenant’s delivery of an attornment, subordination and non-disturbance pursuant to Section 20(b) below, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default (subject to all applicable notice and cure periods) and so long as Tenant shall pay Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

(b) Tenant agrees to execute any documents required to effectuate an attornment, subordination and non-disturbance. Tenant’s failure to execute such documents within ten (10) business days after written demand shall constitute a material default by Tenant hereunder without the applicability of any notice and cure periods.

21. Estoppel Certificate.

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either party, except as specified in such certificate; and (e) such other matters relating to this Lease as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 21 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees. Tenant’s failure to deliver such estoppel certificate within such time shall constitute a material default hereunder without the applicability of any notice and cure periods.

22. Quiet Use and Enjoyment.

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet use and enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease.

23. Transfer of Landlord’s Interest.

Landlord shall have the absolute right to transfer all or any portion of its respective title and interest in the Premises or this Lease without the consent of or prior notice to Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease, provided that Tenant’s unapplied Security Deposit is transferred to such transferee, as the new landlord, and the new landlord agrees in writing to assume the obligations of Landlord under this Lease.

24. Limitation on Landlord’s Liability.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to Landlord’s interest in the Premises and no other assets of Landlord.

25. Miscellaneous.

25.1 Governing Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa.

25.2 Successors and Assigns. Subject to Section 13 above, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

25.3 Professional Fees. If either party should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all reasonable costs and expenses incurred by the prevailing party therein (including, without limitation, its reasonable appraisers’, accountants’, attorneys’ and other professional fees and court costs), shall be paid by the other party.

25.4 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms.

25.5 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business day,” which is any day which falls on Monday through Friday, excluding holidays observed by the United States Postal Service.

25.6 Prior Agreements; Amendments. This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between the parties concerning the leasing of the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

25.7 Exhibits. All Exhibits attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

25.8 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

25.9 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties contemplate that they may be executing counterparts of this Lease transmitted by facsimile machine or electronic mail in PDF format, and agree and intend that a signature by either facsimile machine or electronic mail in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT: Synaptics Incorporated, a Delaware corporation	LANDLORD: , a

By:	By:
Print Name:	Print Name:
Print Title:	Print Title:

EXHIBIT A

PREMISES

EXHIBIT I

ESCROW HOLDBACK AGREEMENT

[See attached]

ESCROW HOLDBACK AGREEMENT

This ESCROW HOLDBACK AGREEMENT (this “Agreement”), dated as of [                                        ],  2012 (the “Effective Date”), is made by and among SYNAPTICS INCORPORATED, a Delaware corporation (“Seller”), ORCHARD PARTNERS, LLC, a California limited liability company (“Buyer”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale and Escrow Instructions, dated as of October 19, 2012 (the “Purchase Agreement”), for the sale and purchase of the property commonly known as the 3120 Scott Boulevard, Santa Clara, California (the “Property”);

WHEREAS, pursuant to the Purchase Agreement, Seller agreed to reimburse Buyer for all costs of designing, permitting and constructing a sidewalk along the frontage of Scott Boulevard abutting the Property, which may include, but are not limited to, building a retaining wall and landscaping the affected area, including tree replacement (the “Sidewalk Expenses”), as depicted on Exhibit A attached hereto (the “Sidewalk”), provided the installation of such Sidewalk is required by the City of Santa Clara (by final action of the relevant City council, department or agency) (the “City”);

WHEREAS, Buyer has requested, and Seller has agreed, to fund into escrow with Escrow Agent, Two Hundred Fifty Thousand Dollars ($250,000) (the “Escrow Amount”), which is the amount equal to the estimated cost of the Sidewalk Expenses as of the date hereof and such Escrow Funds shall be administered and distributed in accordance with the terms hereof; and

WHEREAS, Buyer and Seller are entering into this Agreement with the Escrow Agent to provide for the terms and conditions for the disbursement of such Escrow Funds by the Escrow Agent to the persons entitled thereto, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual premises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Buyer, Seller and Escrow Agent agree as follows:

1. Construction of the Sidewalk. The actual cost of the Sidewalk Expenses shall be determined by an arms-length, independent, competitive bidding process of at least three (3) qualified subcontractor bidders selected by Buyer or Buyer’s general contractor; provided, however, Seller shall be entitled to designate one (1) qualified subcontractor, who is reasonably acceptable to Buyer and generally known in the construction community to perform the applicable type of construction related to and have the necessary skill associated with the installation of the Sidewalk in Santa Clara County, California, to Buyer to participate in the competitive bidding process. The subcontractor having the lowest bid (on a fixed price basis) shall be selected by Buyer to assist in designing, permitting and constructing the Sidewalk, as coordinated and supervised by Buyer or Buyer’s general contractor.

2. Deposit of Escrow Funds. On the Closing Date (as that term is defined in the Purchase Agreement), an amount equal to the Escrow Amount shall be withheld from distribution of the Purchase Price (as that term is defined in the Purchase Agreement) to Seller and funded into escrow with the Escrow Agent (the “Escrow Funds”). Such Escrow Funds shall be held by Escrow Agent in an interest bearing account (the “Escrow Account”) and disbursed by Escrow Agent in accordance herewith. All earnings or interest accrued on the Escrow Funds while held in the Escrow Account shall be disbursed to Seller at the close or termination of the Escrow Account, in accordance with Section 3 below. Seller shall be responsible for reporting and paying taxes on any interest income paid to Seller to the state, local and federal taxing authorities.

3. Disbursements from Escrow Funds.

(a) Beginning at such time as the City requires installation of the Sidewalk (by final action of the relevant City council, department or agency), Buyer shall be permitted to draw down, as many times as needed, on an as-completed basis and not in advance of completion of portions of the Sidewalk, on the Escrow Funds to pay for the Sidewalk Expenses, as completion of the Sidewalk progresses. Buyer shall deliver a written disbursement request to both Seller and Escrow Agent (together with a certification by the engineer or architect overseeing the construction of the Sidewalk) requesting that Escrow Agent release and pay to Buyer or its designee an amount equal to the Sidewalk Expenses incurred by Buyer as of the date of any such request. Such disbursement request shall include invoices or other documentation reasonably supporting Buyer’s request. Provided Seller has not delivered to Escrow Agent and Buyer a written notice of objection to any such disbursement request within five (5) days after Seller’s receipt of any such request, Escrow Agent shall promptly disburse to Buyer or its designee the amount set forth in any such request. The Sidewalk shall be completed by Buyer in accordance with all laws and ordinances and requirements of the City. In no event shall Seller have any duties, obligations or liabilities with respect to the Sidewalk, other than as specifically provided with respect to payment of the Escrow Funds.

(b) Upon completion of the installation of the Sidewalk, Buyer shall present to the Escrow Agent and Seller a final written disbursement request setting forth the Sidewalk Expenses incurred and payable by Buyer that were not covered in prior disbursements pursuant to Section 3(a) above (together with a certification of completion by the engineer or architect overseeing the construction of the Sidewalk), along with a notation that such disbursement request is “final.” Provided Seller has not delivered to Escrow Agent and Buyer a written notice of objection to such final request within five (5) days after Seller’s receipt of such request, Escrow Agent shall promptly disburse from the Escrow Funds to Buyer or its designee, the amount set forth in such final request. Upon such disbursement to Buyer, Escrow Agent shall return the balance of the Escrow Funds, if any, to Seller.

(c) If the actual Sidewalk Expenses exceed the amount of the Escrow Funds, Seller shall be responsible for payment of such excess costs (the “Excess Costs”). Buyer agrees to immediately notify Seller in writing in the event Buyer becomes aware, or is notified, that the actual Sidewalk Expenses will reasonably be expected to exceed the amount of the Escrow Funds. Seller shall, within five (5) business days after notice from Buyer, deposit the Excess Costs into the Escrow Account and such Excess Costs shall thereafter be distributed to Buyer in accordance with this Section 3.

(d) Notwithstanding the foregoing, if the City does not (by final action of the relevant City council, department or agency) require the installation of the Sidewalk before the date that is eighteen (18) months after the Closing Date, and neither Buyer, nor Buyer’s assignee, nor any of their respective affiliates, agents, employees, contractors, representatives, successors or assigns, shall take any action to encourage the City of Santa Clara to require the installation of the Sidewalk, then all funds (including Escrow Funds and accrued interest) held in the Escrow Account shall be immediately paid and disbursed to Seller without demand, and Seller shall have no obligations relative to the payment of the Sidewalk Expenses or the Sidewalk and this Agreement shall terminate.

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4. Successors and Assigns Bound. This Agreement shall be binding upon Seller, Buyer, Escrow Agent and their respective successors and assigns, and shall inure to the benefit of and may be enforced by Seller, Buyer, Escrow Agent and their respective successors and assigns.

5. No Third Party Beneficiary. This Agreement is intended solely for the benefit of Seller, Buyer and Escrow Agent, and their respective successors and permitted assigns, and no third party shall have any rights or interest in this Agreement and other than as expressly set forth herein, no provision of this Agreement shall be deemed or construed to create an obligation on the part of Seller, Buyer or Escrow Agent to any third party.

6. Amendment and Waiver. Any amendment, waiver or other modification of any provision of this Agreement must be in writing. Any proposed oral modification shall be void ab initio. No modification of any provision of this Agreement shall be effective without the written agreement of the Seller, Buyer and Escrow Agent.

7. No Agency or Partnership. Seller, Buyer and Escrow Agent intend that the relationships created hereunder be solely that of seller, buyer and escrow agent. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Seller, Buyer and Escrow Agent or to grant Escrow Agent any interest in the Property other than that of escrow agent.

8. Limitation of Escrow Agent’s Duties and Liability.

(a) The Escrow Agent shall have only those duties that are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument, or document to which Seller and Buyer are a party in connection herewith, including, without limitation, the Purchase Agreement (the “Underlying Agreements”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreements, any schedule or exhibit attached to the Agreement, or any other agreement to which Buyer and Seller are a party, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy, or content of any such document, notice, instruction, or request.

(b) The Escrow Agent shall not be liable for any action taken, suffered, or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s negligence or willful misconduct was the primary cause of any loss. The Escrow Agent may consult with counsel, accountants, and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants, or other skilled persons.

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(c) In the event of any disagreement or dispute between the parties (as evidenced by the commencement of litigation proceedings) over entitlement to the Escrow Funds, Escrow Agent shall have the right, upon written notice to both Seller and Buyer, to commence an action for interpleader in the court in which any litigation is pending, the costs thereof to be borne by whichever of Seller or Buyer is the losing party.

9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be an adequate and sufficient notice if given in writing and service is made either by (a) personal delivery, in which case the service shall be deemed received the date of such personal delivery, (b) nationally recognized overnight air courier service, next day delivery, prepaid, in which case the notice shall be deemed to have been received one (1) business day following deposit with such nationally recognized overnight air courier service, or (c) at the time of transmittal by facsimile or email if delivery thereof is confirmed by sender’s receipt of a transmission report or an error is not indicated, and to the following addresses, facsimile numbers, or email addresses:

If to Seller:

Synaptics Incorporated

3120 Scott Blvd.

Santa Clara, CA 95054

Attn: Jim Harrington, Senior Vice-President

Fax No.: (408) 454-5200

Email: jharrington@synaptics.com

with a copy to:

Synaptics Incorporated

3120 Scott

Santa Clara, CA 95054

Attn: Greg DeWolfe, General Counsel

Fax No.: (408) 454-5200

Email: gdewolfe@synaptics.com

and a copy to:

Greenberg Traurig, LLP

2375 East Camelback Road

Suite 700

Phoenix, AZ 85018

Attn: Kevin J. Morris

Fax No.: (602) 445-8687

Email: morriskj@gtlaw.com

If to Buyer:

Orchard Partners, LLC

615 National Avenue, Ste. 200

Mountain View, CA 94043

Attn: Michael J. Biggar

Fax No.: (650) 938-4318

Email: mbiggar@orchardpartners.com

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with a copy to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94301-1018

Attn: Philip J. Levine

Fax No.: (650) 494-0792

Email: PLevine@mofo.com

If to Escrow Agent:

First American Title Insurance Company

1737 North First Street, Ste. 500

San Jose, CA 95112

Attn: Linda Tugade

Fax No.: (408) 451-7928

Email: ltugade@firstam.com

10. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of the other provisions of this Agreement, all of which shall remain in full force and effect.

11. Merger of Prior Agreements. This Agreement supersedes all prior agreements, with the exception of the Purchase Agreement, and understandings between the parties hereto relating to the subject matter hereof.

12. Construction and Governing Law. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of California.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Agreement. The parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

14. Time of Essence. Time is of the essence of this Agreement and of each and every term, covenant and condition herein.

15. Computation of Time. The time in which any act is to be done under this Agreement is computed by excluding the first day, and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Pacific Time, and (b) all time periods shall expire at 5:00 p.m. Pacific Time.

16. Incorporation of Recitals and Exhibits. All recitals set forth in this Agreement and exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:	Jim Harrington
Title:	Senior Vice-President

BUYER:

ORCHARD PARTNERS, LLC, a California limited liability company

By:
Name:
Title:

Signature Page to Escrow Holdback Agreement

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Signature Page to Escrow Holdback Agreement

EXHIBIT A

DEPICTION OF SIDEWALK

[To be attached]

EXHIBIT A